                                                                   Exhibit 3.4



                     GLIMCHER PROPERTIES LIMITED PARTNERSHIP



                          LIMITED PARTNERSHIP AGREEMENT


                               TABLE OF CONTENTS


                                                                                                       Page
                                                                                                       ----
1.   Definitions..........................................................................................1

2.   Partnership.........................................................................................12
     2.1       Formation.................................................................................13
     2.2       Name......................................................................................13
     2.3       Registered Office and Agent...............................................................13

3.   Purpose and Powers of the Partnership...............................................................13

 4.  Term................................................................................................14

 5.  Principal Office....................................................................................14

 6.  Capital Contributions; OP Units.....................................................................14
     6.1       OP Units..................................................................................14
     6.2       Initial Capital Contributions.............................................................14
     6.3       Additional Capital Contributions..........................................................15
     6.4       Issuance of OP Units......................................................................16
     6.5       Capital Accounts..........................................................................17
     6.6       Interest on and Return of Capital.........................................................18
     6.7       Negative Capital Accounts.................................................................19
     6.8       Limit on Contributions and Obligations of Partners........................................19

 7.  Allocations.........................................................................................19
     7.1       Profits...................................................................................19
     7.2       Losses....................................................................................19
     7.3       Special Allocations.......................................................................19
     7.4       Curative Allocations......................................................................21
     7.5       Other Allocation Rules....................................................................22
     7.6       Tax Allocations; Code Section 704(c)......................................................22

8.   Distributions.......................................................................................23
     8.1       Requirement and Characterization of Distributions.........................................23
     8.2       Amounts Withheld..........................................................................23
     8.3       Distributions Upon Liquidation............................................................23

 9.  Management and Operations of Partnership............................................................24
     9.1       Management by General Partner.............................................................24
     9.2       Limitations on Powers and Authorities of Partners.........................................28
     9.3       No Management by Limited Partners.........................................................29
     9.4       Liability of General Partner..............................................................29

     9.5       Indemnity.................................................................................29
     9.6       Other Activities of Partners and the Trust................................................31
     9.7       Contracts with Related Parties............................................................32
     9.8       Other Matters Concerning the General Partner..............................................33
     9.9       Bankruptcy of a Limited Partner...........................................................33
     9.10      Duties of Limited Partners and Conflicts..................................................34
     9.11      Acquisition Projects......................................................................34
     9.12      Development Projects......................................................................35
     9.13      Acquisition/Development Projects--Further Assurances......................................35
     9.14      Partner Exculpation.......................................................................35
     9.15      General Partner Expenses and Liabilities..................................................36
     9.16      Title to Partnership Assets...............................................................37
     9.17      Reliance by Third Parties.................................................................37
     9.18      Limited Partner Representatives...........................................................38

10.  Banking.............................................................................................38

11.  Accounting..........................................................................................38
     11.1      Fiscal Year...............................................................................38
     11.2      Books of Account..........................................................................38
     11.3      Method of Accounting......................................................................39
     11.4      Preparation of Tax Returns................................................................39
     11.5      Tax Election..............................................................................39
     11.6      Tax Matters Partner.......................................................................39
     11.7      Organizational Expenses...................................................................41
     11.8      Withholding...............................................................................41

12.  Transfers of Partnership Interests..................................................................42
     12.1      Transfers.................................................................................42
     12.2      General Partner...........................................................................42
     12.3      Limited Partners..........................................................................43
     12.4      Substituted Limited Partners..............................................................45
     12.5      Assignees.................................................................................45
     12.6      General Provisions........................................................................46

13.  Admission of Partners...............................................................................47
     13.1      Admission of Successor General Partner....................................................47
     13.2      Admission of Additional Limited Partners..................................................47

14.  Limited Partner Representations and Warranties......................................................48
     14.1      Representations and Warranties of the Primary Limited Partners............................48
     14.2      Survival of Representations and Warranties................................................48
     14.3      Indemnification...........................................................................48
     14.4      Limitations on Indemnification Obligations................................................48

     14.5      Security and Remedies.....................................................................50
     14.6      Nonrecourse...............................................................................51
     14.7      Restriction on Transfer...................................................................51

15.  Liquidation and Dissolution.........................................................................52
     15.1      Dissolution...............................................................................52
     15.2      Winding Up................................................................................53
     15.3      Compliance with Timing Requirements of Regulations........................................54
     15.4      Deemed Distribution and Recontribution....................................................55
     15.5      Notice of Dissolution.....................................................................55
     15.6      Cancellation of Certificate of Limited Partnership........................................55
     15.7      Reasonable Time for Winding-Up............................................................55
     15.8      Waiver of Partition.......................................................................56

16.  Power of Attorney...................................................................................56

17.  Redemption of Limited Partnership Interests.........................................................57

18.  Amendment of Agreement..............................................................................57

19.  Arbitration of Disputes.............................................................................58
     19.1      Arbitration...............................................................................58
     19.2      Procedures................................................................................58
     19.3      Binding Character.........................................................................60
     19.4      Exclusivity...............................................................................60
     19.5      No Alteration of Agreement................................................................60

20.  Miscellaneous.......................................................................................60
     20.1      Notices...................................................................................60
     20.2      Modifications.............................................................................60
     20.3      Counterparts..............................................................................60
     20.4      Construction..............................................................................61
     20.5      Governing Law.............................................................................61
     20.6      Other Instruments.........................................................................61
     20.7      Legal Construction........................................................................61
     20.8      Gender....................................................................................61
     20.9      Prior Agreements Superseded...............................................................61
     20.10     No Third Party Beneficiary................................................................61
     20.11     Representations...........................................................................61
     20.12     Waiver....................................................................................62
     20.13     Time of Essence...........................................................................62

                     GLIMCHER PROPERTIES LIMITED PARTNERSHIP
                          LIMITED PARTNERSHIP AGREEMENT



     THIS LIMITED PARTNERSHIP AGREEMENT (this "Agreement") has been executed and delivered as of the 30th day of November, 1993, by and among Glimcher Properties Corporation (the "General Partner"), a Delaware corporation, Glimcher Realty Trust (the "Trust"), a Maryland real estate investment trust, and the Persons whose names are set forth on Exhibit A hereto (together with the Trust, the "Limited Partners") (the General Partner and the Limited Partners being each a "Partner" and collectively, the "Partners").

     WHEREAS, Glimcher Properties Limited Partnership (the "Partnership") was duly organized on September 9, 1993 under the Delaware Revised Limited Partnership Act for the purposes herein stated; and

     WHEREAS, the Partners desire to set forth their Agreement concerning the Partnership, its management and operations.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners agree as follows:

     1. Definitions.

        1.1 As used in this Agreement, the following terms shall have the meanings set forth respectively after each:

        "Acquisition Notice" shall have the meaning set forth in Section 14.5 hereof.

        "Acquisition Project" shall mean Shopping Center Projects; provided, however, that the term "Acquisition Project" shall not include the Development Projects.

        "Acquisition Properties" means the 46 properties acquired by the Partnership and/or Subsidiary Partnerships from unaffiliated third parties as defined in the Registration Statement.

        "Act" shall mean the Delaware Revised Limited Partnership Act, as amended from time to time, and any successor statute thereto.

        "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 13.2 hereof.

        "Adjusted Capital Account Deficit" shall mean, at any time, the then deficit balance in the Capital Account of a Partner, after giving effect to the following adjustments:

          (i) credit to such Capital Account any amounts that such Partner is deemed obligated to restore as described in the penultimate sentences of Regulations Section 1.704-2(g)(1) and Regulations Section 1.704-2(i)(5); and

          (ii) debit such Capital Account with the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

        "Affiliate" of a Person (the "Principal") shall mean (i) any Person who, directly or indirectly throughout one or more intermediaries controls, is controlled by or under common control with the Principal; (ii) if the Principal is not an individual, any officer, director, trustee or general partner of the Principal; and (iii) any relative or spouse (or any relative of that spouse) of the Principal or of any other Person included in clause (i) or (ii) above, any of whom has the same home address as the Principal.

        "Agreement" shall mean this Limited Partnership Agreement, as it may be amended from time to time.

        "Assignee" means a Person to whom one or more OP Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 12.5 hereof.

        "Available Cash" means, with respect to any period for which such calculation is being made:

          (a) the sum of:

               (i) the Partnership's Profit or Loss (as the case may be) for such period (without regard to adjustments resulting from allocations described in Sections 7.3(a)-7.3(f) hereof);

               (ii) Depreciation and all other noncash charges deducted in determining Profit or Loss for such period;

               (iii) the amount of any reduction in reserves of the Partnership referred to in clause (b)(vi) below (including reductions resulting because the General Partner determines such amounts are no longer necessary);

               (iv) the excess of proceeds from the sale, exchange, disposition or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition or refinancing during such period (excluding Terminating Capital Transactions); and

               (v) all other cash received by the Partnership for such period (other than Capital Contributions) that was not included in determining Profit or Loss for such period;

          (b) less the sum of:

               (i) all principal debt payments made during such period by the Partnership;

               (ii) capital expenditures made by the Partnership during such period;

               (iii) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clauses (b)(i) or (ii);

               (iv) all other expenditures and payments not deducted in determining Profit or Loss for such period;

               (v) any amount included in determining Profit or Loss for such period that was not received by the Partnership during such period; and

               (vi) the amount of any increase in reserves established during such period which the General Partner determines is necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

        "Bankruptcy" of a Partner shall mean (a) the commencement by such Partner of any proceeding seeking relief under any provision or chapter of the Federal Bankruptcy Code or any other Federal or state law relating to insolvency, bankruptcy, or reorganization; (b) an adjudication that such Partner is insolvent or bankrupt; (c) the entry of an order for relief under the Federal Bankruptcy Code with respect to such Partner; (d) the filing of any such petition or the commencement of any such case or proceeding against such Partner, unless such petition and the case or proceeding initiated thereby is dismissed within ninety (90) days from the date of such filing; (e) the filing of an answer by such Partner admitting the allegations of any such petition; (f) the appointment of a trustee, receive or custodian for all or substantially all of the assets of such Partner unless such appointment is vacated or dismissed within ninety (90) days from the date of such appointment but not less than five (5) days before the proposed sale of any assets of such Partner; (g) the insolvency of such Partner or the execution by such Partner of a general assignment for the benefit of creditors or (h) the levy, attachment, execution or other seizure of substantially all the assets of such Partner where seizure is not discharged within thirty (30) days thereafter.

        "Capital Account" shall mean the capital account maintained by the Partnership for each Partner as described in Section 6.5 hereof.

        "Capital Contribution" shall mean, when used in respect of a Partner, any amounts of money or the fair market value, as determined by the General Partner, of other property contributed by such Partner to the capital of the Partnership pursuant to the terms of this Agreement, including the Capital Contribution made by any predecessor holder of the Partnership Interest of such Partner.

        "Certificate" shall have the meaning set forth in Section 2.1 hereof.

        "Claim" shall have the meaning set forth in Section 14.4 hereof.

        "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor statute thereto. Any reference to a specific provision of the Code shall include any amendments to such provision or any corresponding provisions of succeeding law.

        "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the highest bid and lowest ask prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer used, the principal other automated quotation system that may then be in use or, if the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making the market in the Common Shares as such person is selected from time to time by the Trustees of the Company.

        "Collateral" shall have the meaning set forth in Section 14.5 hereof.

        "Common Share Value" as of any date shall mean the total number of Common Shares issued and outstanding at the close of business on such date (and excluding any treasury shares), multiplied by the Current Per Share Market Price on such date.

        "Common Shares" means the common shares of beneficial interest, $.01 par value per share, of the Trust.

        "Completion of the Offering" shall mean the closing of the first sale of Common Shares in the Offering.

        "Consent of the Limited Partners" means the written consent of Limited Partners (other than the Trust) holding a majority of the Limited Partnership Interests (not including Limited Partnership Interests held by the Trust).

        "Current Per Share Market Price" as of any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date.

        "Deemed Partnership Interest Value" as of any date, shall mean with respect to a Partner, the Deemed Value of the Partnership (as of the day preceding such date) multiplied by such Partner's Percentage Interest.

        "Deemed Value of the Partnership" as of any date, shall mean and be equal to the Common Share Value as of the Trading Day immediately preceding such date.

        "Demand Notice" shall have the meaning set forth in Section 19.2 hereof.

        "Depreciation" shall mean for any fiscal year or portion thereof of the Partnership, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such period for Federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such period, Depreciation shall be an amount that bears the same relationship to such beginning Gross Asset Value as the depreciation, amortization or cost recovery deduction in such period for Federal income tax purposes bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for Federal income tax purposes of an asset at the beginning such period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

        "Development Land" shall mean any vacant land suitable for development as a shopping center.

        "Development Project" shall mean any Development Land and any Shopping Center Project developed and/or constructed on Development Land by the Primary Limited Partners and/or their Affiliates, directly or indirectly; provided, however, the term Development Project shall not include the properties described on attached Exhibit B which, as of the date hereof, are owned by the Limited Partners and/or their Affiliates or are properties in which the Limited Partners and/or their Affiliates have equity ownership or other economic interests.

        "Disclosure Schedule" shall mean that certain Disclosure Schedule attached as Exhibit D which contains the exceptions to the representations and warranties of the Primary Limited Partners made pursuant to Section 14.1 hereof. For the convenience of the parties, each exception noted in the Disclosure Schedule shall be numbered to correspond to the applicable subsection of Exhibit C to which it refers; provided, however, that where disclosure in the Disclosure Schedule of a matter in response to one subsection is made as to the nature or character of such matter, the failure to otherwise set forth such matter elsewhere in the Disclosure Statement shall not give rise to any claim or liability so long as any such disclosure sufficiently described its applicability to such matter and indicates its applicability to the other subsection.

        "Environmental Laws" means the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended by the Hazardous and Solid Waste Amendments of 1984; the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986; the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.); the Toxic Substance Control Act (15 U.S.C. Section 2601 et seq.); Clean Air Act (42 U.S.C. Section 9402 et seq.); the Clean Water Act (33 U.S.C. Section 1251 et seq.); the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.); the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and all applicable federal, state and local environmental laws, including obligations under the common law, ordinances, rules and regulations, as any of the foregoing may have been amended, supplemented or supplanted prior to the date hereof, relating to regulation or control of hazardous, toxic or dangerous substances or wastes, or their handling, storage or disposal or to environmental health and safety.

        "Environmental Reports" shall have the meaning set forth in Exhibit C hereto.

        "General Partner" means Glimcher Properties Corporation or any successor general partner of the Partnership.

        "General Partnership Interest" means a Partnership Interest held by a Partner in its capacity as General Partner.

        "Glimcher Properties" shall mean the 29 Properties designated as the Glimcher Properties in the Registration Statement.

        "Gross Asset Value" means, with respect to any Partnership asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

               (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the General Partner;

               (ii) The Gross Asset Value of the Partnership assets shall be adjusted to equal their respective gross fair market value, as determined by the General Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; and (c) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

               (iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the General Partner; and

               (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations
          Section 1.704-1(b)(2)(iv)(m) and paragraph (vi) of the definition of Profits and Losses and Section 7.3 hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph
          (iv) to the extent the General Partner determines that an adjustment pursuant to paragraph (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (i), (ii) or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

        "Immediate Family" means, with respect to any natural Person, such natural Person's spouse, parents, descendants, nephews, nieces, brothers and sisters.

        "Incapacity" or "Incapacitated" means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the Partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the Bankruptcy of such Partner.

        "Indemnitee" means (i) any Person made a party to a proceeding by reason of his status as (a) the General Partner or (b) a director, trustee, officer or shareholder of the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

        "Initial Transactions" shall mean the formation transactions described in the Registration Statement.

        "IRS" means the United States Internal Revenue Service.

        "Lien" shall mean any liens, security interests, mortgages, deeds of trust, changes, claims, encumbrances, pledges, options, rights of first offer or first refusal and any other rights or interests of others of any kind or nature, actual or contingent, or other similar encumbrances of any nature whatsoever.

        "Limited Partner" shall mean any Person set forth on Exhibit A hereto, or any Substituted Limited Partner and any Additional Limited Partner recorded in the books and records of the Partnership, in such Person's capacity as a Limited Partner of the Partnership. "Limited Partners" means all such Persons.

        "Limited Partnership Interest" means a Partnership Interest held by a Partner in his or its capacity as a Limited Partner.

        "Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(c).

        "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

        "Notice of Breach" shall have the meaning set forth in Section 14.2 hereof.

        "Offering" shall have the meaning set forth in the Registration
Statement.

        "OP Units" shall have the meaning provided in Section 6.1 hereof.

        "Other Common Shares" shall have the meaning set forth in Section 6.3(b) hereof.

        "Other Securities" shall have the meaning set forth in Section 6.3(b) hereof.

        "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

        "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(i)(2).

        "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i).

        "Partners" shall mean, collectively, the General Partner and each Limited Partner, or any additional or successor Partners of the Partnership. Reference to a Partner shall be to any one of the Partners.

        "Partnership Interest" shall mean the ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement, and to the extent not inconsistent with this Agreement, under the Act, together with the obligations of such Partner to comply with all of the terms and provisions of this Agreement and of the Act.

        "Partnership Minimum Gain" has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

        "Partnership Record Date" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 8.1 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

        "Percentage Interest" of a Partner in the Partnership shall mean the percentage interest of such Partner as stated in Exhibit A hereto, or as such percentage interest may be adjusted from time to time in accordance with the provisions of this Agreement and recorded in the books and records of the Partnership.

        "Person" means any individual, partnership, corporation, trust or other entity.

        "Preferred Shares" shall have the meaning set forth in Section 6.3(b) hereof.

        "Primary Limited Partners" shall mean Herbert Glimcher and David J. Glimcher.

        "Profits" and "Losses" shall mean for each fiscal year or portion thereof, an amount equal to the Partnership's items of taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code, with the following adjustments:

               (i) any income which is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to (or subtracted from) taxable income (or loss);

               (ii) any expenditures of the Partnership described in Code
          Section 705(a)(2)(B) or treated as Section 705(a)(2)(b) expenditures under Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses, will be subtracted from (or added to) taxable income (or loss);

               (iii) in the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to the definition of Gross Asset Value contained in this Section 2, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

               (iv) gain or loss resulting from any disposition of Partnership assets with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

               (v) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period;

               (vi) to the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner's Partnership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits and Losses; and

               (vii) any items specifically allocated pursuant to Section 7.3 or
          Section 7.4 hereof shall not be considered in determining Profits or Losses.

        "Properties" shall mean the 75 properties as defined in the Registration Statement.

        "Qualified Individual" shall have the meaning set forth in Section 19.2 hereof.

        "Real Estate Investment Trust" shall mean such term as defined in
Section 856 of the Code.

        "Registration Statement" shall mean the Registration Statement No. 33-69740 (including the Prospectus contained therein) heretofore filed by the Trust with the Securities and Exchange Commission, and any amendments at any time hereafter made thereto (other than post-effective amendments), pursuant to which the Trust proposes to offer and sell certain of its Common Shares.

        "Regulations" shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

        "REIT Requirements" is defined in Section 3(c) hereof.

        "Requesting Party" shall have the meaning set forth in Section 19.2 hereof.

        "Responding Party" shall have the meaning set forth in Section 19.2 hereof.

        "Restricted Period" shall have the meaning set forth in Section 9.11 hereof.

        "Restrictions Lapse Date" shall have the meaning set forth in Section
9.11 hereof.

        "Rights of Redemption" shall have the meaning set forth in Section 17.1 hereof.

        "Shopping Center Project" shall mean any shopping center, including construction and improvement activities undertaken with respect thereto and off-site improvements, on-site improvements, structures, buildings and/or related parking and other facilities.

        "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

        "Subsidiary Partnerships" means partnerships that are directly or indirectly majority owned by the Partnership and/or the Trust.

        "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 12.4 hereof.

        "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

        "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares is listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

        "Trust" means Glimcher Realty Trust, a Maryland real estate investment trust.

     2. Partnership.

        2.1 Formation. The Partnership was formed upon the filing of the Certificate of Limited Partnership of the Partnership

(the "Certificate") with the Secretary of State of the State of Delaware in compliance with the provisions of the Act, for the limited purposes set forth herein. Except as otherwise specifically provided in this Agreement, the rights and obligations of the Partners and the management and termination of the Partnership shall be governed by the Act.

        2.2 Name. The name of the Partnership is Glimcher Properties Limited Partnership or such other name as may from time to time be selected by the General Partner, provided that prompt notice of any such other name selected shall be given to the other Partners. The General Partner shall cause to be executed and filed on behalf of the Partnership such assumed or fictitious name certificates as may be required to be filed in connection with the business of the Partnership.

        2.3 Registered Office and Agent. The address of the Partnership's registered office in the State of Delaware is 32 Loockerman Square, Suite 100L, Dover, Kent County, Delaware 19901, and the name of the Partnership's registered agent at such address is The Prentice Hall Corporation System, Inc. The General Partner, in its discretion, may from time to time change such registered office and agent.

     3. Purpose and Powers of the Partnership.

        (a) The purposes of the Partnership shall be to acquire, purchase, own, operate, manage, develop, redevelop, construct, reconstruct, alter, modify, add to, subtract from, invest in, mortgage, encumber, exchange, sell, lease and otherwise deal with shopping centers, enclosed malls, single tenant and other primarily retail properties and residential, office and mixed use (retail/office) properties and industrial and warehouse properties and real estate and interests therein of all types, including, without limitation, mortgages, deeds of trust and similar interests and other instruments and participations therein, and assets related to the foregoing, including, without limitation, related amenities such as amusement parks or centers, whether directly or indirectly, alone or in association with others, and in general, to make any investments or expenditures, to borrow and lend money and to take any and all actions which are incidental or related to any of these purposes. It is agreed that each of the foregoing is an ordinary part of the Partnership's business and affairs. Property may be acquired subject to, or by assuming, the liens, encumbrances and title exceptions which affect such property. The Partnership may also be a partner, general or limited, in partnerships, general or limited, and joint ventures created to accomplish all or any of the foregoing.

        (b) The Partnership is empowered, and the General Partner is authorized, to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 3(a) hereof.

        (c) Notwithstanding anything to the contrary contained in this Agreement, for so long as the Trust is a Partner, the Partnership shall operate in such a manner and the Partnership shall take or omit to take all actions as may be necessary (including making appropriate distributions from time to time) so as to permit the Trust (i) to continue to qualify as a Real Estate Investment Trust under Sections 856 through 860 of the Code so long as such requirements exist (the "REIT Requirements"), and (ii) to minimize its exposure to the imposition of an excise tax under Section 4981(a) of the Code or a tax under
Section 857(b)(5) of the Code, so long as such taxes may be imposed, each of (i) and (ii) to at all times be determined (A) as if the Trust's sole asset is its Partnership Interest, and (B) without regard to the action or inaction of the Trust with respect to distributions (by way of dividends or otherwise) and the timing thereof. In addition, and without limitation of the foregoing, the Partnership shall take no action with respect to a sale, exchange, or other disposition of any property owned by the Partnership with respect to which a material issue exists as to whether such sale, exchange or other disposition would cause the Trust to incur a prohibited transaction tax under Section 857(b)(6) of the Code.

     4. Term. The term of the Partnership shall continue until December 31, 2092 unless the Partnership is dissolved sooner upon the occurrence of an event described in Section 15.1 hereof.

     5. Principal Office. The principal office of the Partnership shall be located at 35 North Fourth Street, Columbus, Ohio 43215-3602, or at such other place as the General Partner may designate. The General Partner shall give prompt written notice of such designation to the other Partners.

     6. Capital Contributions; OP Units.

        6.1 OP Units. The interest of a Partner in the Partnership is sometimes referred to as being evidenced by one or more "OP Units". Such OP Units may, but shall not be required to be, represented by certificates indicating such Partner's interest.

        6.2 Initial Capital Contributions. At the time of execution of this Agreement, the Partners shall make the Capital Contributions, shall hold the OP Units and shall have the Percentage Interests set forth opposite their respective names on Exhibit A hereto. The agreed to gross fair market value of each of the contributed assets shall be its respective initial Gross Asset Value as set forth on Exhibit A hereto.

        6.3 Additional Capital Contributions.

        (a) No Partner shall be assessed or, except as provided for in Section 6.3(b) hereof, be required to contribute additional funds or other property to the Partnership. Any additional funds or other property required by the Partnership, as determined by the General Partner in its sole discretion, may, at the option of the General Partner and without an obligation to do so (except as provided for in Section 6.3(b) hereof), be contributed by the General Partner as additional Capital Contributions. Except as otherwise provided in Section 6.3(b) hereof, if and as the General Partner or any other Partner makes additional Capital Contributions to the Partnership, each such Partner shall receive additional OP Units as provided for in Section 6.4(a) hereof. The General Partner shall also have the right (but not the obligation) to raise any additional funds required for the Partnership by causing the Partnership to borrow the necessary funds from any Person, including the Trust and its Affiliates. Such borrowing shall be on such terms and conditions as the General Partner shall deem appropriate in its reasonable discretion; provided that if the Trust or one of its Affiliates is the lender and obtained such funds through its own borrowing, then the borrowing by the Partnership shall be on comparable terms and conditions and costs and expenses, as shall be applicable with respect to or incurred in connection with the borrowing by the Trust or one of its Affiliates. If the General Partner elects to cause the Partnership to borrow additional funds, it may cause one or more of the Partnership's assets to be encumbered to secure the loan.

        (b) The net proceeds of any and all funds raised by or through the Trust through the issuance of additional Common Shares of the Trust shall be contributed to the Partnership as additional Capital Contributions and, in such event, the Trust shall be issued additional OP Units pursuant to Section 6.4(a) hereof. The net proceeds of any and all funds raised by or through the Trust through the issuance of preferred shares of beneficial interest ("Preferred Shares") of the Trust or shares of any class of common shares of beneficial interest of the Trust other than Common Shares ("Other Common Shares") or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Preferred Shares, Common Shares or Other Common Shares (collectively, "Other Securities"), together with any subsequent proceeds from the exercise of the Other Securities, shall be contributed to the Partnership as additional Capital Contributions, and in such event the Trust shall cause the Partnership to issue to the Trust an interest in the Partnership or rights, options, warrants or convertible or exchangeable securities of the Partnership, having designations, preferences and other rights, all such that their economic interests are substantially similar to those of the Preferred Shares, Other Common Shares or Other Securities, as the case may be. At such time as the Other Securities are exercised, converted or exchanged for or into Common Shares, the Trust shall exercise, convert or exchange for or into OP Units the consideration it received upon contribution to the Partnership of the proceeds from the sale of Other Securities.

        (c) If the Trust has a reinvestment program, each Limited Partner shall have the right to reinvest any or all cash distributions payable to it from time to time pursuant to this Agreement by having some or all (as each such Limited Partner elects) of such distributions contributed to the Partnership as additional Capital Contributions, and in such event the Partnership shall issue to each such Limited Partner additional OP Units pursuant to Section 6.4(a) hereof. In such event, the General Partner shall create and administer a reinvestment program to effect the foregoing in substantial conformance with any dividend reinvestment program available to holders of the Common Shares.

        (d) Except as provided herein, no Partner shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) the issuance or sale of OP Units.

        6.4 Issuance of OP Units.

        (a) Subject to the provisions of this Section 6.4(a), the General Partner from time to time shall cause the Partnership to issue additional OP Units as follows:

          (i) to existing or newly-admitted Partners (including itself) in exchange for the contribution by a Partner (the "Contributing Partner") of additional Capital Contributions to the Partnership;

          (ii) to the Trust in connection with the purchase by the Trust from the Partnership of OP Units pursuant to Paragraph 5 of Exhibit E hereto; or

          (iii) to the Trust upon the issuance by the Trust of additional Common Shares not in connection with the purchase by the Trust from the Partnership of OP Units pursuant to Paragraph 5 of Exhibit E hereto, provided that any net proceeds received by the Trust as a result of the issuance of such additional Common Shares are contributed to the Partnership as additional Capital Contributions, in accordance with Section 6.3(b) hereof (it being understood that the Trust may issue Common Shares in connection with any Trust Share Option Plan or Other Securities without receiving any cash proceeds and that the issuance of such shares shall nonetheless entitle the Trust to additional OP Units).

The number of OP Units issued to a Contributing Partner under clause (i) of this
Section 6.4(a) shall be equal to the quotient (rounded to the nearest whole number) arrived at by dividing (x) the amount of cash or the Gross Asset Value of the property contributed as additional Capital Contributions (net of any debt to which such property is subject or assumed by the Partnership in connection with such contribution) by (y) the Current Per Share Market Price. The number of OP Units issued to the Trust under clause (ii) of this Section 6.4(a) shall be equal to the number of OP Units sold by the Partnership to the Trust for Common Shares. The number of OP Units issued to the Trust under clause (iii) of this
Section 6.4(a) shall be equal to the number of Common Shares issued. Upon the issuance of additional OP Units, the Percentage Interests of all of the Partners shall be adjusted by the General Partner so that the Percentage Interest of each Partner is equal to the quotient (expressed as a percentage) arrived at by dividing the number of OP Units held by a Partner by the total number of OP Units then outstanding. Notwithstanding anything to the contrary contained herein, in no event shall any additional OP Units be issued to the extent that the effect of such issuance would be to reduce the Trust's and the General Partner's aggregate Percentage Interest to less than 51%.

        (b) In the event of any change in the outstanding Common Shares by reason of any stock dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the number of OP Units held by each Partner shall be proportionately adjusted so that the Deemed Value of the Partnership divided by the number of OP Units issued and outstanding remains equal to the then Current Per Share Market Price. In the event the Trust issues any Common Shares in consideration for OP Units pursuant to Paragraph 5 of Exhibit E hereto, any such OP Units so acquired by the Trust shall immediately thereafter be cancelled by the Partnership and the Partnership shall issue to the Trust new OP Units pursuant to Section 6.4(a)(ii) hereof.

        6.5 Capital Accounts. A separate capital account ("Capital Account") shall be maintained for each Partner.

        (a) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 7.3 of Section 7.4 hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any Partnership property distributed to such Partner.

        (b) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specifically allocated pursuant to Section 7.3 or Section 7.4 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

        (c) In the event all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement (including a sale by the Partnership of OP Units to the Trust, pursuant to Paragraph 5 of Exhibit E hereto), the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.

        (d) In determining the amount of any liability for purposes of Sections 6.5(a) and 6.5(b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

        (e) This Section 6.5 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership or the Partners) are computed, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Partner pursuant to Section 15 hereof upon the dissolution of the Partnership or would otherwise not have a material adverse effect on any Partner or any Partner's Capital Account. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b); provided that such adjustments or modifications to the extent they may be made in the discretion of the General Partner shall not, either singly or in the aggregate, have a material adverse effect on any Partner or any Partner's Capital Account.

        6.6 Interest on and Return of Capital.

        (a) No Partner shall be entitled to any interest on its Capital Account or on its contributions to the capital of the Partnership.

        (b) Except as expressly provided for in this Agreement, no Partner shall have the right to demand or to receive the return of all or any part of his Capital Contributions to the Partnership and there shall be no priority of one Partner over the other as to the return of Capital Contributions or withdrawals or as to distributions, profits and losses. No Partner shall have the right to demand or receive property other than cash in return for the contributions of such Partner to the Partnership.

        6.7 Negative Capital Accounts. No Limited Partner shall be required to pay to the Partnership or any other Partner any deficit or negative balance which may exist in its Capital Account.

        6.8 Limit on Contributions and Obligations of Partners. Except as provided in Section 6.3(a) hereof, neither the Limited Partners nor the General Partner shall be required to make any additional advances or contributions to or on behalf of the Partnership or to endorse any obligations of the Partnership.

     7. Allocations.

        7.1 Profits. After giving effect to the special allocations set forth in
Section 7.3 and 7.4 hereof, Profits for any fiscal year shall be allocated among the Partners in proportion to their respective Percentage Interests.


        7.2 Losses.

        (a) After giving effect to the special allocations set forth in Section
7.3 and 7.4 hereof, Losses for any fiscal year shall be allocated among the Partners in proportion to their respective Percentage Interests.

        (b) The Losses allocated pursuant to Section 7.2(a) hereof shall not exceed the maximum amount of Losses that can be so allocated without causing any Limited Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year. All Losses in excess of the limitations set forth in this Section 7.2(b) shall be allocated to the General Partner.

        7.3 Special Allocations. Subject to Section 7.6 hereof, the following special allocations shall be made in the following order:

        (a) Minimum Gain Chargeback. Except as otherwise provided in Regulations
Section 1.704-2(f), notwithstanding any other provision of this Section 7, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6) and 1.704-2(j)(2). The General Partner is hereby authorized to seek a waiver from the IRS of the provisions of this Section 7.3 and the minimum gain chargeback provisions of the Regulations if the General Partner determines to do so in its sole and absolute discretion. This Section 7.3(a) is intended to comply with minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

        (b) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this
Section 7, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). The General Partner is hereby authorized to seek a waiver from the IRS of the provisions of this Section 7.3 and the minimum gain chargeback provisions of the Regulations if the General Partner determines to do so in its sole and absolute discretion. This Section 7.3(b) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

        (c) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Regulations
Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5) or Section
1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 7.3(c) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for this Section 7 have been tentatively made, as if this Section 7.3(c) were not in the Agreement.

        (d) Gross Income Allocation. In the event any Partner has an Adjusted Capital Account Deficit at the end of any Partnership fiscal year, each such Partner shall be specifically allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 7.3(d) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 7 have been made as if this Section 7.3(d) were not in the Agreement.

        (e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year shall be allocated among the Partners in accordance with their respective Percentage Interests.

        (f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations
Section 1.704-2(i)(1).

        (g) Section 754 Adjustments. The Partnership shall make a timely election under Section 754 such that the Trust may adjust the tax bases of the Partnership assets pursuant to Section 743(b), if appropriate, upon a transfer of a Partnership Interest. In addition, to the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be specifically allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

        7.4 Curative Allocations. The allocations set forth in Sections 7.2(b) and 7.3(a)-7.3(g) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations under Sections 704(b) and 514(c)(9)(E) of the Code. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 7.4. Therefore, notwithstanding any other provision of this Section 7 (other than the Regulatory Allocations and Section 7.6), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the

Agreement and all Partnership items were allocated pursuant to Sections 7.1 and 7.2(a), and so that, to the greatest extent possible, such allocations comply with the Regulations under Code Section 514(c)(9)(E). In exercising its discretion under this Section 7.4, the General Partner shall take into account future Regulatory Allocations under Sections 7.3(a) and 7.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 7.3(e) and 7.3(f).

        7.5 Other Allocation Rules.

        (a) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Regulations thereunder.

        (b) The Partners are aware of the income tax consequences of the allocations made by this Section 7 and hereby agree to be bound by the provisions of this Section 7 in reporting their shares of Partnership income and loss for income tax purposes.

        (c) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the Partners' interests in Partnership profits are equal to their respective Percentage Interests.

        7.6 Tax Allocations; Code Section 704(c).

        (a) Notwithstanding any other provision herein to the contrary, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for Federal income tax purposes and its initial Gross Asset Value in accordance with Code Section 704(c) and Prop. Reg. Section 1.704-3(b) (1), provided, however, that if the General Partner determines, in its sole and absolute discretion, that the method described in Prop. Reg.
Section 1.704-3(b) is not permissible under the Code and regulations, then the method described in Prop. Reg. Section 1.704-3(c) should be used.

        (b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to the definition of "Gross Asset Value" contained in Section 1 hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Gross Asset Value in the same manner as set forth in Section 7.6(a) above.

        (c) Allocations pursuant to this Section 7.6 are solely for purposes of Federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision in this Agreement.

     8. Distributions.

        8.1 Requirement and Characterization of Distributions. The General Partner shall distribute quarterly all, or such portion as the General Partner may in its discretion determine, of Available Cash generated by the Partnership during such quarter to the Partners who are Partners on the Partnership Record Date with respect to such quarter in accordance with their respective Percentage Interests on such Partnership Record Date. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the Trust's qualification as a Real Estate Investment Trust, to distribute Available Cash to the Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; provided that the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being so treated.

        8.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 11.8 hereof with respect to any allocation, payment or distribution to the General Partner or the Limited Partners shall be treated as amounts distributed to the General Partner or Limited Partners pursuant to Section 8.1 for all purposes under this Agreement.

        8.3 Distributions Upon Liquidation. Proceeds from a Terminating Capital Transaction shall be distributed to the Partners in accordance with Section 15.2 hereof.

     9. Management and Operations of Partnership.

        9.1 Management by General Partner.

        (a) The General Partner shall be the sole manager of the Partnership business, shall have the right and power to make all decisions and take any and every action with respect to the property, the business and affairs of the Partnership, and shall have all the rights, power and authority generally conferred by law, or necessary, advisable or consistent with accomplishing the purposes of the Partnership. All such decisions or actions made or taken by the General Partner hereunder shall be binding upon all of the Partners and the Partnership. The powers of the General Partner to manage the Partnership business shall include the power and authority to:

          (i) operate any business related to the ownership of or investment in shopping centers, enclosed malls and single tenant and other primarily retail properties and residential, office and mixed use (retail/office) and other properties consistent with the purposes and powers of the Partnership;

          (ii) the making of any expenditures, the lending or borrowing of money (including making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the Trust (so long as the Trust qualifies as a Real Estate Investment Trust) to avoid the payment of any Federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to the Trust's shareholders of amounts sufficient to permit the Trust to maintain Real Estate Investment Trust status), the entering into arrangements to limit exposure to fluctuations in interest rates, including interest rate swaps and caps, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

          (iii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

          (iv) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity;

          (v) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including the borrowing and/or financing of the conduct of the operations of the Trust, the General Partner, the Partnership or any of the Partnership's or Trust's Subsidiaries, the lending of funds to other Persons (including the Partnership's or the Trust's Subsidiaries) and the repayment of obligations of the Partnership, the Trust and any of their Subsidiaries and any other Person in which they have an equity investment;

          (vi) the negotiation, execution and performance of any contracts, conveyances or other instruments, including leases and licenses, that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including those with the General Partner, the Trust or their Affiliates;

          (vii) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

          (viii) the selection and dismissal of employees of the Partnership or the General Partner (including employees having titles such as "president," "vice president," "secretary" and "treasurer"), and agents, outside attorneys, accountants, consultants and contractors of the General Partner or the Partnership and the determination of their compensation and other terms of employment or hiring;

          (ix) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

          (x) the formation of, or acquisition of an interest in, and the contribution of cash or property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable and, in general, the making of investments of any kind, so long as such investments are consistent with the REIT Requirements;

          (xi) the control of any matters affecting the rights and obligations of the

     Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

          (xii) the undertakings of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including the contribution or loan of funds by the Partnership to such Persons); and

          (xiii) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt.

        (b) The General Partner on behalf of the Partnership and without the consent of the Limited Partners shall have the right but not the obligation:

          (i) to transfer any Partnership property in complete or partial satisfaction of a creditor's claims, including the holder of a mortgage or other lien on Partnership property, by executing and delivering a deed in lieu of foreclosure, bill of sale or otherwise;

          (ii) to confess a judgment; and

          (iii) not to contest any foreclosure action commenced with respect to Partnership property or any other action claiming a default under any mortgage or other lien on Partnership property.

        (c) Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 9.2 hereof), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

        (d) At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

        (e) At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

        (f) In exercising its authority under this Agreement, the General Partner shall take into account the tax consequences to any Partner of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

        (g) To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state in which the Partnership may elect to do business or own property. The General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state in which the Partnership may elect to do business or own property.

        (h) The Partners agree that the Trust may issue additional Common Shares in accordance with Section 6.4(a) hereof, notwithstanding that the result of such issuance would be to dilute the interests of the Limited Partners in the Partnership.

        (i) The Partners agree that a majority of the Board of Directors of the General Partner shall at all times be the same independent directors as are members of the Board of Directors of the Trust.

        (j) The Limited Partners shall have the right, exercisable upon the delivery to the General Partner of written notice by the Limited Partners holding a majority of the Limited Partnership Interests, (i) to cause the removal of the General Partner for any reason, with or without cause, and (ii) to select a successor general partner. Upon such removal, the General Partner's interest in the Partnership shall be converted into a Limited Partnership Interest with the same economic interest as such General Partner's interest.

        9.2 Limitations on Powers and Authorities of Partners.

        (a) Notwithstanding the powers of the General Partner set forth in
Section 9.1 hereof, no Partner shall have the right of power to do any of the following:

        (i) do any act in contravention of this Agreement, or any amendment hereto;

        (ii) do any act which would make it impossible to carry on the ordinary business of the Partnership, except to the extent that such act is specifically permitted by the terms hereof; or

        (iii) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or to any other liability except as provided herein or in the Act.

        (b) The General Partner may not, without the Consent of the Limited Partners, take any of the following actions:

        (i) amend, modify or terminate this Agreement, except as otherwise provided herein;

        (ii) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership;

        (iii) institute any proceeding on behalf of the Partnership under Title 11 of the United States Code, as the same may be amended from time to time; or

        (iv) dissolve the Partnership.

Notwithstanding the foregoing, the Consent of the Limited Partners shall not be required for any action listed above in this Section 9.2(b) if, at the time that the General Partner desires to take such action, the Limited Partners (other than the Trust) own, in the aggregate, less than ten percent (10%) of the Partnership Interests. In addition to the foregoing, the Consent of the Limited Partners holding a majority of the Limited Partnership Interests is required for the General Partner to take the action specified in clause (iv) above.

        9.3 No Management by Limited Partners. The Limited Partners shall have no right or authority to act for or to bind the Partnership and no Limited Partner shall participate in the conduct or control of the Partnership's affairs or business.

        9.4 Liability of General Partner.

        (a) The General Partner shall not be liable or accountable, in damages or otherwise, to the Partnership or to any other Partner for any error of judgment or for any mistakes of fact or law or for anything which it may do or refrain from doing hereafter in connection with the business and affairs of the Partnership except (i) in the case of fraud or willful misconduct (such as an intentional breach of fiduciary duty or an intentional breach of this Agreement), and (ii) for other breaches of this Agreement, but the liability of the General Partner under this clause (ii) shall be limited to its interest in the Partnership as more particularly provided for in Section 9.9 hereof. The General Partner shall not have any personal liability for the return of any Limited Partner's capital.

        (b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

        (c) Subject to its obligations and duties as General Partner set forth herein, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, as provided in Section 9.8 hereof.

        (d) Any amendment, modification or repeal of this Section 9.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 9.4 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     9.5 Indemnity.

        (a) The Partnership shall indemnify and hold harmless any Indemnitee from and against any loss or damage, including reasonable legal fees and expenses and court costs, incurred by it by reason of anything it may do or refrain from doing hereafter for and on behalf of the Partnership or in connection with its business or affairs; provided, however, that (i) the Partnership shall not be required to indemnify any Indemnitee for any loss or damage which it might incur as a result of its fraud or willful misconduct in the performance of its duties that relate to the Partnership and (ii) this indemnification shall not relieve the General Partner of its proportionate part of the obligations of the Partnership as a Partner.

        (b) The right of indemnification set forth in this Section 9.5 shall be in addition to any rights to which the Indemnitee may otherwise be entitled and shall inure to the benefit of the successors and assigns or any such person or entity. No Partner shall be personally liable with respect to any claim for indemnification pursuant to this Section 9.5, but such claim shall be satisfied soley out of assets of the Partnership. Notwithstanding the foregoing provisions of this Section 9.5, the General Partner shall be entitled to reimbursement by the Partnership, and to seek recovery for such obligation from the assets of the Partnership, for any amounts paid by the General Partner or the Trust in satisfaction of indemnification obligations owed by the General Partner or the Trust to present or former trustees, directors, officers or shareholders of the General Partner or the Trust or its predecessors, as may be provided for in or pursuant to the Declaration of Trust and By-Laws of the Trust, regardless of whether such Persons were acting on behalf of the Partnership. The General Partner may cause the Partnership to pay directly out of Partnership assets such amounts owed by the General Partner or the Trust.

        (c) Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 9.5 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined upon entry of a final judgment by a court having competent jurisdiction that the standard of conduct has not been met.

        (d) The Partnership may purchase and maintain insurance, on behalf of any Indemnitee, including trustee, director and officer insurance for the Partnership, the General Partner and the Trust as the sole shareholder of the General

Partner, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's, the General Partner's and the Trust's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

        (e) For purposes of this Section 9.5, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by an Indemnitee of the Indemnitee's duties to the Partnership also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on the Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute expenses within the meaning of this
Section 9.5; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of the Indemnitee's duties for a purpose reasonably believed by the Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

        (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 9.5 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

        9.6 Other Activities of Partners and the Trust. Neither the General Partner nor the Trust shall, directly or indirectly, enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of the Properties, Partnership Interests as a General Partner or Limited Partner, as the case may be, and the management of the business of the Partnership and the Trust, and such activities as are incidental thereto; provided, however, that the Trust, the General Partner or a wholly owned Subsidiary of the Trust or the General Partner may serve as a one percent (1%) general partner of Subsidiary Partnerships. Neither the General Partner nor the Trust shall own any assets other than Partnership Interests as a General Partner or Limited Partner of the Partnership, as the case may be, the one percent (1%) general partnership interest in each of the Subsidiary Partnerships (which interests may be held directly or through wholly owned subsidiaries of the Trust or the General Partner), and such bank accounts, similar instruments and other assets as it deems necessary to carry out its responsibilities contemplated under this Agreement and the Trust's Declaration of Trust, as amended or supplemented. Except as may otherwise be agreed to in writing or in this Agreement, each Limited Partner and its Affiliates, shall be free to engage in, to conduct or to participate in any business or activity whatsoever, including the acquisition, development, management and exploitation of real and personal property (other than property of the Partnership), without any accountability, liability or obligation whatsoever to the Partnership or to any other Partner, even if such business or activity competes with or is enhanced by the business of the Partnership. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business venture of any other Person and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

        9.7 Contracts with Related Parties.

        (a) The Partnership may lend money or contribute any asset(s) (including money) to the Trust, the Trust's or the Partnerships Subsidiaries, Subsidiary Partnerships or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of the Trust, the Trust's or the Partnership's Subsidiary, Subsidiary Partnership or any other Person.

        (b) The Partnership may transfer assets to joint ventures, other partnerships, corporations and other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law, as the General Partner shall determine in its sole and absolute discretion.

        (c) The General Partner, in the exercise of its power and authority under this Agreement, may contract and otherwise deal with or otherwise obligate the Partnership to entities in which the General Partner or the Trust or any one or more of the officers, trustees, directors or shareholders of the General Partner or the Trust may have an ownership or other financial interest, whether direct or indirect, so long as the terms of such transactions are fair and reasonable, in the sole and absolute discretion of the General Partner, and are approved by the independent trustees of the Trust.

        (d) The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Trust, the Partnership, Subsidiaries of the Partnership or the Trust or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, the Trust or any of the Partnership's or the Trust's Subsidiaries.

        (e) The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity or first refusal arrangement and other conflict avoidance agreements with various Affiliates of the Partnership, the General Partner and the Trust, including their respective trustees, directors, officers, shareholders and partners, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.


        9.8 Other Matters Concerning the General Partner.

        (a) The General Partner shall be protected in relying, acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

        (b) The General Partner may exercise any of the powers granted by or perform any of the duties imposed by this Agreement either directly or through agents and attorneys-in-fact, including any entity which is an Affiliate of the General Partner. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder. The General Partner may consult with counsel, accountants, appraisers, management consultants, investment bankers and other consultants selected by it, each of whom may serve as consultants for the Partnership. An opinion by any consultant on a matter which the General Partner believes to be within its professional or expert competence shall be full and complete protection as to any action taken or omitted by the General Partner based on the opinion and taken or omitted in good faith. The General Partner shall not be responsible for the misconduct, negligence, acts or omissions of any consultant or contractor of the Partnership or of the General Partner, and shall assume no obligations other than to use due care in the selection of all consultants and contractors.

        (c) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Trust to continue to qualify as a Real Estate Investment Trust or (ii) to avoid the Trust incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

        9.9 Bankruptcy of a Limited Partner. The Bankruptcy of any Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the Net Profits or Net Losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such event, devolve on its successors or assigns, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. However, in no event shall such assignee(s) become a Substituted Limited Partner except in accordance with Section 12 hereof.

        9.10 Duties of Limited Partners and Conflicts. The General Partner recognizes that the Limited Partners (other than the Trust) and their Affiliates have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Partnership, and that, subject to the provisions of Sections 9.11 and 9.12 hereof, such persons are entitled to carry on such other business interests, activities and investments. Subject to the provisions of Sections 9.11 and 9.12 hereof, the Limited Partners, other than the Trust, and their Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such persons may engage in any activities, whether or not competitive with the Partnership, without any obligation to offer any interest in such activities to the Partnership or to any Partner. Except as otherwise provided in Sections 9.11 and 9.12 hereof, neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

        9.11 Acquisition Projects. Notwithstanding anything contained in Section
9.10 hereof to the contrary, the Primary Limited Partners and/or their Affiliates shall not, during the period (the "Restricted Period") commencing on the date hereof and ending or the earlier of (i) the tenth (10th) anniversary of the date on which the Completion of the Offering occurs and (ii) the Restrictions Lapse Date (as defined below), acquire an equity ownership interest in any Acquisition Project other than through their ownership interest in the Partnership and the Trust. During the Restricted Period, the Primary Limited Partners may, in their sole discretion, notify the General Partner of any opportunities available to the Partnership to acquire any equity ownership interest in an Acquisition Project to the extent Primary Limited Partners believe such opportunities may be appropriate for consideration by the Partnership. Notwithstanding the preceding sentence, the Primary Limited Partners and/or their Affiliates may not acquire an equity ownership interest in any Acquisition Project during the Restricted Period other than through their ownership interests in the Partnership or the Trust. The "Restrictions Lapse Date" shall mean the second anniversary of the date on which all of the following conditions are satisfied:
(i) neither Primary Limited Partner is an executive officer or director of the Trust and (ii) Herbert Glimcher and David Glimcher are not (or would not be assuming such persons exercised all of their outstanding Rights of Redemption and received Common Shares in consideration therefor), in the aggregate, the beneficial owners of 10% or more of the outstanding Common Shares of the Trust. For purposes of the previous sentence, during his lifetime, a person shall be deemed to be the beneficial owner of any Common Shares beneficially owned by his Affiliates (including shares that would be owned assuming all outstanding Rights of Redemption were exercised and Common Shares were received in consideration therefor by such persons).

        9.12 Development Projects. Notwithstanding anything contained in Section
9.11 hereof to the contrary, the Primary Limited Partners and their Affiliates shall not, during the Restricted Period, acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey or otherwise deal with any Development Project. During the Restricted Period, the Primary Limited Partners may notify the General Partner of any opportunities available to the Partnership to acquire an interest in any Development Project to the extent such Primary Limited Partners believe such opportunities may be appropriate for consideration by the Partnership.

        9.13 Acquisition/Development Projects--Further Assurances. The Primary Limited Partners acknowledge and agree that the restrictions contained in Sections 9.11 and 9.12 hereof relating to Acquisition Projects and Development Projects shall continue to remain effective with respect to a Primary Limited Partner and his Affiliates for the applicable periods specified in such Sections
9.11 and 9.12 notwithstanding any transfer of the Partnership Interest of such Primary Limited Partner. In connection with the transfer of a Primary Limited Partner's entire Partnership Interest, the Primary Limited Partner shall execute and deliver to the General Partner such instruments or documents as the General Partner may reasonably request confirming the transferor Primary Limited Partner's obligations to continue to be bound by the provisions of this Section
9.13 and Sections 9.11 and 9.12 hereof.

        9.14 Partner Exculpation.

        (a) Except as provided for in this Agreement and except for fraud or willful misconduct, no Partner shall have any personal liability whatever, whether to the Partnership or to the other Partners, for the debts or liabilities of the Partnership or its obligations hereunder, and the full recourse of the other Partners shall be limited to the interest of those Partners in the Partnership. Without limitation of the foregoing, and except for fraud or willful misconduct, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partners and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of any Partner solely as officers of the same and not in their own individual capacities. No advisor, trustee, director, officer, partner, employee, beneficiary, shareholder, participant or agent of any Partner (or of any Partner of a Partner) shall be personally liable in any matter or to any extent under or in connection with this Agreement, and the Partnership, each Partner and their respective successors and assigns shall look solely to the interest of the other Partners in the Partnership for the payment of any claim or for any performance hereunder.

        (b) Without limitation of the foregoing, the Partners agree that this Agreement and all documents, agreements, understandings and arrangements relating thereto have been executed and entered into by an officer or trustee of the Trust in such officer's or trustee's capacity as an officer or trustee of the Trust, which has been formed as a Maryland Real Estate Investment Trust pursuant to a Declaration of Trust dated as of September 1, 1993, as amended, and not individually, and none of the trustees, officers or shareholders of the Trust shall be bound or have any personal liability hereunder or thereunder. The Partners shall look solely to the assets of the Trust for satisfaction of any liability of the Trust, in respect of this Agreement and all documents, agreements, understandings and arrangements relating thereto and shall not seek recourse or commence any action against any of the trustees, officers or shareholders of the Trust or any of their personal assets for the performance or payment of any obligation hereunder or thereunder.

        9.15 General Partner Expenses and Liabilities. All costs and expenses incurred by the General Partner or the Trust in connection with its activities as a Partner hereunder, all costs and expenses incurred by the General Partner and the Trust in connection with the Trust's continued existence, qualification as a Real Estate Investment Trust under the Code and otherwise, and all other liabilities incurred or suffered by the General Partner or the Trust in connection with the pursuit of their business and affairs as contemplated hereunder and in connection with activities as a Partner hereunder, shall be paid (or reimbursed to the General Partner or the Trust, as the case may be, if paid by the General Partner or the Trust) by the Partnership. Such expenses shall be deemed to include, without limitation, those expenses required in connection with the administration of the Partnership and the Trust such as the maintenance of Partnership and Trust books and records, management of the Partnership and Trust property and assets and preparation of information respecting the Partnership needed by the Partners in the preparation of their individual tax returns. The General Partner and the Trust shall also be reimbursed for all expenses the General Partner or the Trust incurs relating to the organization of the Trust, the Partnership and the General Partner, the initial public offering of Common Shares by the Trust and the transactions related to or occurring in connection therewith, including, without limitation, the Initial Transactions, and any other issuance of additional Partnership Interests, Common Shares, Preferred Shares or Other Securities.

        9.16 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

        9.17 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

        9.18 Limited Partner Representatives. A majority in interest of the Limited Partners other than the Trust shall appoint one or more representatives ("Limited Partner Representatives"). Whenever, under the terms of this Agreement, matters require the Consent of the Limited Partners, the same shall mean the consent of a majority of the Limited Partner Representatives, and any action taken by the Limited Partner Representatives shall be fully binding on the Limited Partners, it being the intention of the Limited Partners that the Limited Partner Representatives shall have full power and authority, which shall be irrevocable, to take all action, or to authorize all action, which the Limited Partners other than the Trust are authorized to take under the provisions of this Agreement. A majority in interest of the Limited Partners other than the Trust shall have the right, at any time, within their sole discretion, to replace any of the Limited Partner Representatives, to appoint a temporary substitute to act for any Limited Partner Representative unable to act, or to vest in only one of the Limited Partner Representatives the sole power to exercise rights of the Limited Partner Representatives hereunder. The Limited Partner Representatives shall be appointed by the Limited Partners other than the Trust in writing, a copy of which shall be delivered to the General Partner. Any appointments of Limited Partner Representatives made hereunder shall remain effective until rescinded in a writing delivered to the General Partner and the General Partner shall have the right and authority to rely (and shall be fully protected in so doing) on the actions taken and directions given by such Limited Partner Representatives without any further evidence of their authority or further action by the Limited Partners. The Limited Partners initially appoint Herbert Glimcher and David J. Glimcher as the Limited Partner Representatives.

        10. Banking. The funds of the Partnership shall be kept in accounts designated by the General Partner and all withdrawals therefrom shall be made on such signature or signatures as shall be designated by the General Partner.

     11. Accounting.

        11.1 Fiscal Year. The fiscal year of the Partnership shall end of the last day of December of each year, unless another fiscal year end is selected by the General Partner.

        11.2 Books of Account. The Partnership books of account shall be maintained at the principal office designated in Section 5 hereof or at such other locations and by such person or persons as may be designated by the General Partner. The Partnership shall pay the expense of maintaining its books of account. Each Partner shall have, during reasonable business hours and upon reasonable prior notice, access to the books of the Partnership and in addition, at its expense, shall have the right to copy such books. The General Partner, at the expense of the Partnership, shall cause to be prepared and distributed to the Partners annual financial data sufficient to reflect the status and operations of the Partnership and its assets and to enable each Partner to file its Federal income tax return.

        11.3 Method of Accounting. The Partnership books of account shall be maintained and kept, and its income, gains, losses and deductions shall be accounted for, on an accrual basis in accordance with generally accepted accounting principles consistently applied.

        11.4 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of the Partnership income, gains, deductions and losses and other items required of the Partnership for Federal and state income tax purposes.

        11.5 Tax Election. All elections and options available to the Partnership for Federal or state income tax purposes shall be taken or rejected by the Partnership in the sole discretion of the General Partner. In case of a distribution of property made in the manner provided in Section 734 of the Code, or in the case of a transfer of any interest in the Partnership permitted by this Agreement made in the manner provided in Section 743 of the Code, the General Partner, on behalf of the Partnership, may, in its sole discretion, file an election under Section 754 of the Code in accordance with the procedures set forth in the applicable Regulations.

        11.6 Tax Matters Partner.

        (a) The General Partner shall be the "tax matters partner" of the Partnership for Federal income tax purposes. Pursuant to Section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of the Limited Partners; provided, however, that such information is provided to the Partnership by the Limited Partners.

        (b) The tax matters partner is authorized, but not required:

          (i) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or
     (ii) who is a "notice partner" (as defined in Section 6231 of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

          (ii) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

          (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

          (iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

          (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

          (vi) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

        (c) The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 9.5 hereof shall be fully applicable to the tax matters partner in its capacity as such.

        (d) The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing his duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

        11.7 Organizational Expenses. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

        11.8 Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of Federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within 15 days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the

General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 11.8. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 11.8 when due, the General Partner may, in its sole and absolute discretion, elect to make payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

     12. Transfers of Partnership Interests.

        12.1 Transfers.

        (a) The term "transfer," when used in this Section 12 with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner purports to assign its General Partnership Interest to another Person or by which a Limited Partner purports to assign its Limited Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Section 12 does not include any redemption of OP Units by the Partnership pursuant to Section 17.1 hereof.

        (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Section 12. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Section 12 shall be null and void ab initio.

        12.2 General Partner.

        (a) The General Partner shall not withdraw from the Partnership or transfer all or any portion of its interest in the Partnership without the Consent of the Limited Partners, provided that the Consent of the Limited Partners shall not be required if the Limited Partners (other than the Trust) own, in the aggregate, less than ten percent (10%) of the Partnership Interests. Upon any transfer of the entire General Partnership Interest in accordance with the provisions of this Section 12.2(a), the transferee General Partner shall become a substituted General Partner, vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and conditions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any transfer otherwise permitted hereunder that the transferee General Partner assumes by operation of law or express agreement all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners, provided that the Consent of the Limited Partners shall not be required if the Limited Partners (other than the Trust) own, in the aggregate, less than ten percent (10%) of the Partnership Interests.

        (b) The General Partner shall not engage in any merger, consolidation or other combination with or into another Person or any sale of all or substantially all of its assets, or any reclassification, recapitalization or change of outstanding Common Shares (other than a reincorporation, a change in par value or from par value to no par value, or as a result of a subdivision or combination of Common Shares, which requires no consent of the Limited Partners under this Agreement) ("Transaction"), unless the General Partner has obtained the Consent of the Limited Partners to effect the Transaction; provided that the Consent of the Limited Partners shall not be required for any Transaction if, at the time of such Transaction, Limited Partners (other than the Trust) own, in the aggregate, less than ten percent (10%) of the Partnership Interests.

        12.3 Limited Partners.

        (a) Prior to (i) the third (3rd) anniversary of the date on which the Completion of the Offering occurs with respect to Herbert Glimcher, David J. Glimcher and all other trustees or executive officers of the Trust listed as Limited Partners on Exhibit A hereto or (ii) the first (1st) anniversary of the date on which the Completion of the Offering occurs with respect to all other Persons listed on Exhibit A hereto, the Limited Partners shall not transfer all or any portion of its Partnership Interest to any transferee without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion; provided, however, that (x) each Limited Partner may at anytime, without the consent of the General Partner, transfer all or a portion of its Partnership Interest to an Affiliate of such Limited Partner, subject to the provisions of this Section 12.3 and Section 12.4 hereof and (y) Scott Farrell shall have the right to pledge his Partnership Interest as collateral security to an institutional lender. After the third (3rd) anniversary or the first (1st) anniversary, as the case may be, of the date on which the Completion of the Offering occurs, each Limited Partner shall, subject to the provisions of this
Section 12.3 and Section 12.4 hereof, have the right to transfer all or a portion of its Partnership Interest to any Person, whether or not in connection with the exercise of a Limited Partner's Rights of Redemption. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its reasonable discretion. Subject to Section 12.4 hereof, upon such transfer, the transferee shall be admitted as a Substituted Limited Partner as such term is defined in the Act and shall succeed to all of the rights, including rights with respect to the Rights of Redemption, of the transferor Limited Partner under this Agreement in the place and stead of such transferor Limited Partner. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have rights hereunder, other than to receive such distributions and allocations made by the Partnership as are allocable to the Percentage Interest transferred and to exercise the Rights of Redemption.

        (b) If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

        (c) The General Partner may prohibit any transfer otherwise permitted under Section 12.3(a) hereof by a Limited Partner of his OP Units if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act of 1933 or would otherwise violate any Federal or state securities laws or regulations applicable to the Partnership or the OP Unit.

        (d) No transfer by a Limited Partner of his OP Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

        (e) No transfer of any OP Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability.

        12.4 Substituted Limited Partners.

        (a) No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 12.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion; provided, however, that the right to substitute a transferee of the Trust's Limited Partnership Interest as a Substituted Limited Partner in its place shall be subject to the Consent of the Limited Partners. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner. The admission of any Person as a Substituted Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership.

        (b) A transferee shall be admitted to the Partnership as a Substituted Limited Partner only upon furnishing to the General Partner (i) written evidence of transfer in form satisfactory to the General Partner, (ii) evidence of acceptance of the terms and conditions of this Agreement, including the power of attorney granted in Section 16 hereof, in form satisfactory to the General Partner and (iii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person's admission as a Substituted General Partner.

        (c) A transferee who has been admitted as a Substituted Limited Partner in accordance with this Section 12 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

        (d) Upon the admission of a Substituted Limited Partner, the General Partner shall (i) reflect admission of such Substituted Limited Partner on the books and records of the Partnership and/or (ii) amend Exhibit A to reflect such admission, and, in either case, indicate on the books and records of the Partnership and/or Exhibit A the name, number of OP Units, and Percentage Interest of such Substituted Limited Partner and eliminate or adjust, if necessary, the name and interest of the predecessor of such Substituted Limited Partner.

        12.5 Assignees. If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under
Section 12.3(a) hereof as a Substituted Limited Partner, as described in Section 12.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Profits, Losses, each item thereof and all other items attributable to the OP Units assigned to such transferee, and to exercise the Rights of Redemption, but shall not be deemed to be a holder of OP Units for any other purpose under this Agreement, and shall not be entitled to consent respecting such OP Units (such consent being deemed to have been in the same proportion as the consent respecting all other OP Units held by Limited Partners). In the event any such transferee desires to make a further assignment of any such OP Units, such transferee shall be subject to all the provisions of this Section 12 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of OP Units.

        12.6 General Provisions.

        (a) No Limited Partner may withdraw from the partnership other than as a result of a permitted transfer of all of such Limited Partner's OP Units in accordance with this Section 12 or an exercise of the Rights of Redemption pursuant to Section 17.

        (b) Any Limited Partner who shall transfer all of his OP Units in a transfer permitted pursuant to this Section 12 or by an exercise of the Rights of Redemption pursuant to Section 17 shall cease to be a Limited Partner.

        (c) Transfers pursuant to this Section 12 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees, and shall be effective only if the General Partner receives written evidence of transfer in form satisfactory to it.

        (d) If any Partnership Interest is transferred during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Section 12, Profits, Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such transfer or redemption shall be made to the transferor Partner, and all distributions of Available Cash thereafter shall be made to the transferee Partner.

        (e) Limitation. Notwithstanding any other provision of this Agreement to the contrary, no sale, exchange, assignment, or other transfer or issuance of a Partnership Interest by or to any Partner, other than a permitted transfer by the General Partner of all of its Partnership Interest to a successor General Partner, shall be effective, if the effect of such transaction would be to cause the Trust's and the General Partner's aggregate Percentage Interest in the Partnership to decrease to a level of less than 51%.

     13. Admission of Partners.

        13.1 Admission of Successor General Partner. A successor to the entire General Partner's General Partner Interest in accordance with the provisions of
Section 12.2 hereof, who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. Subject to
Section 12.2 hereof, the Limited Partners hereby consent to any admission pursuant to this Section 13.1.

        13.2 Admission of Additional Limited Partners.

        (a) After the admission to the Partnership of the initial Limited Partners as of the date hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 16 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

        (b) Notwithstanding anything to the contrary in this Section 13.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership.

        (c) Upon admission of an Additional Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of OP Units and Percentage Interest of the Additional Limited Partner and the other Partners.

     14. Limited Partner Representations and Warranties

        14.1 Representations and Warranties of the Primary Limited Partners. The Primary Limited Partners, jointly and severally, represent and warrant to the Partnership, the General Partner and the Trust the matters set forth in attached Exhibit C with respect to the Properties.

        14.2 Survival of Representations and Warranties. All representations and warranties contained in this Section 14 and in attached Exhibit C shall survive formation of the Partnership; provided, however, that no claim for a breach of any representation or warranty contained in this Section 14 or attached Exhibit C may be maintained by the Partnership or the General Partner unless the Partnership or the General Partner shall have delivered a written notice ("Notice of Breach") specifying the details of such claimed breach to the Limited Partner on or before the first to occur of (a) one (1) year after the date on which the independent directors of the General Partner knew of such breach and (b) the third (3rd) anniversary of the date on which the Completion of the Offering occurs.

        14.3 Indemnification. Subject to the provisions of Section 14.4, the Primary Limited Partners, jointly and severally, indemnify and holds harmless the Partnership, the

General Partner and the Trust against and from all liability, demands, claims actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) sustained or incurred by the Partnership, the General Partner or the Trust as a result of or arising out of (i) any inaccuracy in a representation or warranty made by such Primary Limited Partner under this Agreement or (ii) any liability of the General Partner, the Partnership or the Trust arising under that certain Underwriting Agreement between the Trust and the underwriters for the Offering arising from any inaccuracy in any representation or warranty made by such Primary Limited Partner herein or therein.

        14.4 Limitations on Indemnification Obligations.

        (a) The Partnership, the General Partner and the Trust shall not be entitled to indemnification under Section 14.3 hereof unless a Notice of Breach has been delivered by the Partnership, the General Partner or the Trust within the time period specified in Section 14.2 hereof.

        (b) None of the Primary Limited Partners shall be liable under Section
14.3 hereof unless the total amount recoverable under Section 14.3 hereof exceeds, in the aggregate, $1,000,000; provided, however, that if the Primary Limited Partners obligation under Section 14.3 hereof exceeds $1,000,000 in the aggregate, the Primary Limited Partners' obligation under Section 14.3 hereof shall be for the full amount of such obligation.

        (c) If a claim for indemnification is asserted by the Partnership, the General Partner or the Trust against a Primary Limited Partner, such Primary Limited Partner shall have the right, at its own expense, to assume the defense of any claim, action or proceeding ("Claim") asserted against the Partnership, the General Partner or the Trust which resulted in the claim for indemnification, and if such right is exercised, (i) the parties shall cooperate in the defense of such action or proceeding and (ii) the cost and expense of any counsel retained by the indemnified party shall be borne by such indemnified party. No Claim for which indemnification is sought shall be settled or otherwise completed without the prior written consent of the Primary Limited Partner(s) from which indemnification is being sought.

        (d) Indemnification of the Partnership, the General Partner or the Trust pursuant to Section 14.3 hereof and the remedies in respect thereof as set forth in Section 14.5 hereof shall be the exclusive remedy of the Partnership, the General Partner and the Trust for any breach of any representation or warranty contained herein, and the only legal action which may be asserted against a Primary Limited Partner under this Section 14 shall be to pursue the actions under Section 14.5 hereof.

        (e) In the event that the Partnership or any Subsidiary Partnership shall pursue its rights and remedies to indemnification or otherwise against the prior owner of a Property, an insurer or any other person relating to the same facts or events which gave rise to the Notice of Breach delivered to the Primary Limited Partners, the Partnership or Subsidiary Partnership, as the case may be, shall reimburse the Primary Limited Partners for any amount paid, and costs and expenses incurred, by the Primary Limited Partners relating to such Notice of Breach and any claim thereunder to the extent any such amounts, costs or expenses are recovered by the Partnership or Subsidiary Partnership. In the event that the Partnership or any Subsidiary Partnership determines not to pursue its rights and remedies against a prior owner of a Property, an insurer or any other person relating to the same facts and events which gave rise to the Notice of Breach delivered to the Primary Limited Partners, the Partnership or Subsidiary Partnership shall, upon request of the Primary Limited Partners, assign its rights and remedies with respect thereto to the Primary Limited Partners. The Primary Limited Partners shall thereafter be free to pursue such rights and remedies for its own account and at its sole cost and expense and any amounts recovered from the prior owner of a Property, an insurer or any other person by the Primary Limited Partners shall be their sole property and neither the Trust, the Partnership nor any Subsidiary Partnership shall have any rights thereto.

        14.5 Security and Remedies. Each Primary Limited Partner hereby grants to the Partnership a lien upon and continuing security interest in his OP Units and all right, title and interest under this Agreement in and to any assets or properties of the Partnership and in all Common Shares received by such Primary Limited Partner in connection with the Initial Transactions or acquired by such Primary Limited Partner upon exercise of the Rights of Redemption (collectively, the "Collateral") which shall be security for the indemnification obligations of such Primary Limited Partner under Section 14.3 hereof. The indemnification obligation of each Primary Limited Partner shall be payable out of such Primary Limited Partner's entire Collateral. Any transfer by a Primary Limited Partner of its OP Units shall be subject to the lien and security interest granted hereby. The Collateral shall be held in escrow by a party mutually agreeable to the General Partner and the Primary Limited Partners. In the event the General Partner asserts, within the time period set forth in Section 14.2 hereof, that a Primary Limited Partner has an indemnification obligation to the Partnership, the General Partner or the Trust under this Section 14, the General Partner shall deliver written notice (the "Acquisition Notice") to such Primary Limited Partner describing in reasonable detail the circumstances giving rise to such obligation and the amount thereof. If, within sixty (60) days after its receipt of an Acquisition Notice, a Primary Limited Partner delivers written notice to the General Partner indicating that the Primary Limited Partner disputes the circumstances giving rise to or the amount of such claimed indemnification obligation, the General Partner may submit such matter for binding arbitration in accordance with the provisions of Section 19 hereof by delivering a Demand Notice to such Primary Limited Partner pursuant to Section 19 hereof. If, after receiving timely notice of a dispute hereunder from a Primary Limited Partner, the General Partner fails to so submit the matter for arbitration within twenty
(20) days after receipt of such notice from the Primary Limited Partner, then the Primary Limited Partner shall be relieved of the claimed indemnification obligation described in the Acquisition Notice. In the event a Primary Limited Partner (i) receives an Acquisition Notice and fails to timely deliver notice to the General Partner of its dispute as to the indemnification obligation and fails to make payment within sixty (60) days after delivery of an Acquisition Notice or (ii) has an indemnification obligation to the Partnership or the General Partner under this Section 14 as determined pursuant to Section 19 hereunder, and if the Primary Limited Partner does not satisfy such obligation within sixty (60) days after the decision rendered in the arbitration, then, in either event, the Partnership or the General Partner (as the case may be) shall, to the extent permitted by law, be deemed, without the payment of any further consideration or the taking of any further action required by such Primary Limited Partner, to have acquired from such Primary Limited Partner such portion of the Collateral as shall be equal in value (based, in the case of Partnership Interests, on the Deemed Partnership Interest Value computed as of the date of the Acquisition Notice and, in the case of Common Shares, the Current Per Share Market Price computed as of the date of the Acquisition Notice) to the amount recoverable from such Primary Limited Partner under Sections 14.3, 14.4 and 19.2(d) hereof. In the event the General Partner, the Partnership or the Trust shall have acquired from such Primary Limited Partner any Collateral pursuant to this Section 14.5, the General Partner shall deliver written notice to such Primary Limited Partner within ten (10) days thereafter identifying the specific Collateral acquired and, if such Collateral consists of OP Units, the Percentage Interest of, and number of OP Units owned by, such Primary Limited Partner following such acquisition.

        14.6 Nonrecourse. Notwithstanding anything contained in this Section 14 or elsewhere is this Agreement to the contrary, the sole recourse of the General Partner, the Partnership or the Trust under this Section 14 shall be against the Collateral of a Primary Limited Partner, and no Primary Limited Partner shall have any personal liability hereunder.

        14.7 Restriction on Transfer. In connection with the security interests granted by the Primary Limited Partners to the Partnership under Section 14.5 hereof, until the third (3rd) anniversary of the date on which Completion of the Offering occurs, the Primary Limited Partners agree that any Common Shares received by such Primary Limited Partners in connection with the Initial Transactions or acquired by such Primary Limited Partners upon exercise of the Rights of Redemption, shall not be transferred, assigned, sold, encumbered or otherwise disposed of except as provided for in Section 12 hereof. Notwithstanding the foregoing, a Primary Limited Partner may, with the consent of the General Partner exercised by its independent directors in their sole and absolute discretion, be relieved of the restrictions on transferability contained in this Section 14.7 by (A) consenting to personal liability (by execution and delivery of an Agreement to such effect in form and substance reasonably satisfactory to the General Partner) for any indemnification obligations secured by the OP Units or Common Shares, or (B) pledging (by execution and delivery of a pledge agreement or amendment to this Agreement in form and substance reasonably satisfactory to the General Partner) substitute collateral which, in the reasonable determination of the General Partner, is substantially equivalent in value to the OP Units or Common Shares described in this Section 14.7. In the event that a Primary Limited Partner is relieved of the restrictions on transferability in accordance with the terms of this Section 14.7, the security interest in such Primary Limited Partner's OP Units and Common Shares granted to the General Partner and the Partnership pursuant to
Section 14.5 shall terminate without further action, and the Partnership, at the request of such Primary Limited Partner, shall promptly execute and deliver any document or instrument reasonably requested by such Primary Limited Partner to evidence such termination.

     15. Liquidation and Dissolution.

        15.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):

        (a) the expiration of its terms, as provided in Section 4 hereof;

        (b) an event of withdrawal of the General Partner, as defined in the Act, unless, within 90 days after the withdrawal remaining Partners holding a majority of the Partnership Interests of all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective immediately prior to the date of withdrawal, of a substitute General Partner;

        (c) an election to dissolve the Partnership made by the General Partner, with the Consent of the Limited Partners; provided, however, that the Consent of the Limited Partners shall not be required at such time that the Limited Partners (other than the Trust) own, in the aggregate, less than ten percent (10%) of the Partnership Interests;

        (d) an election to dissolve the Partnership made by the Limited Partners, exercisable upon the written consent of the Limited Partners holding a majority of the Limited Partnership Interests;

        (e) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

        (f) the sale of all or substantially all of the assets and properties of the Partnership, unless the General Partner, with the Consent of the Limited Partners, elects to continue the Partnership business for the purpose of the receipt and the collection of indebtedness or the collection of other consideration, to be received in exchange for the assets of the Partnership (which activities shall be deemed to be part of the winding up of the Partnership); provided that the General Partner may elect to continue the Partnership in accordance with the provisions of this Section 15.1(f) without the Consent of the Limited Partners if at the time of such sale the Limited Partners (other than the Trust) own, in the aggregate, less than ten percent (10%) of the Partnership Interests; or

        (g) a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any Federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment remaining Partners holding a majority of the Partnership Interests agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

        15.2 Winding Up.

        (a) Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the "Liquidator") shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares in the Trust) shall be applied and distributed in the following order:

          (i) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors, not including Partners;

          (ii) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners; and

          (iii) The balance, if any, to the General Partner and Limited Partners in proportion to their respective Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Section 15.

        (b) Notwithstanding the provisions of Section 15.2(a) hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 15.2(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

        15.3 Compliance with Timing Requirements of Regulations. In the event the Partnership is "liquidated" within the meaning of Regulations Sections 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Section 15 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Limited Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Section 15 may be:

          (i) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

          (ii) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

        15.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Section 15, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed the property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

        15.5 Notice of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 15.1 hereof, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners.

        15.6 Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 15.2 hereof, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

        15.7 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 15.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

        15.8 Waiver of Partition. Each Partner hereby waives any right to partition of the Partnership property.

     16. Power of Attorney. Each Limited Partner hereby irrevocably constitutes and appoints the General Partner, with full power of substitution, its true and lawful attorney, with full power and authority for him and in his name, place and stead and for his use and benefit, to sign, swear to, acknowledge, file and record:

          (i) this Agreement, and subject to Section 18 hereof, amendments to this Agreement;

          (ii) any certificates, instruments and documents (including assumed and fictitious name certificates) as may be required by, or may be appropriate under, the laws of the State of Delaware or any other

     State or jurisdiction in which the Partnership is doing or intends to do business, in order to discharge the purposes of the Partnership or otherwise in connection with the use of the name or names used by the Partnership;

          (iii) any other instrument which may be required to be filed or recorded by the Partnership on behalf of the Partners under the laws of any State or by any governmental agency in order for the Partnership to conduct its business;

          (iv) any documents which may be required to effect the continuation of the Partnership, the admission of a substitute or additional Partner, or the dissolution and termination of the Partnership, provided such continuation, admission or dissolution and termination is not in violation of any provision of this Agreement; and

          (v) any documents which may be required or desirable to have the General Partner appointed, and act as, the "tax matters partner" as described in the Code.

The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable and shall survive the subsequent Incapacity of a Limited Partner, and shall survive the delivery of any assignment by a Limited Partner of the whole or any portion of his interest in the Partnership.

     17. Redemption of Limited Partnership Interests

        17.1 Each Limited Partner, other than the Trust, shall have the right to cause the Partnership to redeem all or a portion of its OP Units, at any time or from time to time, on the terms and subject to the conditions and restrictions contained in Exhibit E hereto (the "Rights of Redemption"). The Rights of Redemption may be exercised by any one or more of the Limited Partners, other than the Trust, on the terms and subject to the conditions and restrictions contained in Exhibit E hereto, upon delivery to the Partnership of an Exercise Notice in the form of attached as Schedule 1 to Exhibit E, which notice shall specify the number of OP Units of such Limited Partner to be redeemed by the Partnership.

        17.2 The terms and provisions applicable to the Rights of Redemption shall be as set forth in attached Exhibit E.

     18. Amendment of Agreement.

        18.1 Except as provided in Section 18.2, 18.3 or 18.4 hereof, this Agreement may be amended if it is approved by the General Partner and it receives the Consent of the Limited Partners, provided that the Consent of the Limited Partners shall not be required at such time that the Limited Partners (other than the Trust) own, in the aggregate, less than ten percent (10%) of the Partnership Interests.

        18.2 Notwithstanding Section 18.1 hereof, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate to implement any of the following purposes:

          (i) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner of any Affiliate of the General Partner for the benefit of the Limited Partners;

          (ii) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

          (iii) to set forth the rights, powers, duties and preferences of the holders of any additional Partnership Interests issued pursuant to Section
     6.4 hereof;

          (iv) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

          (v) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a Federal or state agency or contained in Federal or state law.

The General Partner will provide notice to the Limited Partners when any action under this Section 18.2 is taken.

        18.3 Notwithstanding Section 18.1 hereof, this Agreement shall not be amended without the consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest, (ii) modify the limited liability of a Limited Partner,
(iii) alter the allocations specified in Section 7 hereof (except as permitted pursuant to Section 6.4 and Section 18.2(iii) hereof) or the rights of the Partner to receive distributions pursuant to
Section 8 hereof, (iv) alter or modify the Limited Partner's rights under
Section 17 hereof, or (v) amend this Section 18.3. Further, no amendment may alter the restrictions on the General Partner's authority set forth in
Section 9.2(a) hereof, without the consent of all the Partners.

        18.4 In the event this Agreement shall be amended pursuant to this
Section 18, the General Partner shall cause this Agreement to be amended to reflect the amendment.

     19. Arbitration of Disputes.

        19.1 Arbitration. Notwithstanding anything to the contrary contained in this Agreement, all claims, disputes and controversies between the parties hereto (including, without limitation, any claims, disputes and controversies between the Partnership and any one or more of the Partners and any claims, disputes and controversies between any one or more Partners) arising out of or in connection with this Agreement or the Partnership created hereby, relating to the validity, construction, performance, breach, enforcement or termination thereof, or otherwise, shall be resolved by binding arbitration in Columbus, Ohio in accordance with this Section 19 and, to the extent not inconsistent herewith, the Expedited Procedures and Commercial Arbitration Rules of the American Arbitration Association.

        19.2 Procedures. Any arbitration called for by this Section 19 shall be conducted in accordance with the following procedures:

          (a) The Partnership or any Partner (the "Requesting Party") may demand arbitration pursuant to Section 19.1 hereof at any time by giving written notice of such demand (the "Demand Notice") to all other Partners and (if the Requesting Party is not the Partnership) to the Partnership which Demand Notice shall described in reasonable detail the nature of the claim, dispute or controversy.

          (b) Within fifteen (15) days after the giving of a Demand Notice, the Requesting Party, on the one hand, and each of the other Partners and/or the Partnership against whom the claim has been made or with respect to which a dispute has arisen (collectively, the "Responding Party"), on the other hand, shall select and designate in writing to the other party one reputable, disinterested individual (a "Qualified Individual") willing to act as an arbitrator of the claim, dispute or controversy in question. Each of the Requesting Party and the Responding Party shall use their best efforts to select a present or former partner of a "Big 6" accounting firm having no affiliation with any of the parties as their respective Qualified Individual to act as an arbitrator. Within fifteen
     (15) days after the foregoing selections have been made, the arbitrators so selected shall jointly select a present or former partner of a "Big 6" accounting firm having no affiliation with any of the parties or the arbitrators as the third Qualified Individual willing to act as an arbitrator of the claim, dispute or controversy in question. In the event that the two arbitrators initially selected are unable to agree on a third arbitrator within the second fifteen(15) day period referred to above, then, on the application of either party, the American Arbitration Association shall promptly select and appoint a present or former partner of a "Big 6" accounting firm having no affiliation with any of the parties as the Qualified Individual to act as the third arbitrator. The three arbitrators selected pursuant to this subsection (b) shall constitute the arbitration panel for the arbitration in question.

          (c) The presentations of the parties hereto in the arbitration proceeding shall be commenced and completed within sixty (60) days after the selection of the arbitration panel pursuant to subsection (b) above, and the arbitration panel shall render its decision in writing within thirty (30) days after the completion of such presentations. Any decision concurred in by any two (2) of the arbitrators shall constitute the decision of the arbitration panel, and unanimity shall not be required.

          (d) The arbitration panel shall have the discretion to include in its decision a direction that all or part of the attorneys' fees and costs of any party or parties and/or the costs of such arbitration be paid by any other party or parties. On the application of a party before or after the initial decision of the arbitration panel, and proof of its attorneys' fees and costs, the arbitration panel shall order the other party to make any payments directed pursuant to the preceding sentence.

        19.3 Binding Character. Any decision rendered by the arbitration panel pursuant to this Section 19 shall be final and binding on the parties hereto, and judgment thereof may be entered by any state or federal court of competent jurisdiction.

        19.4 Exclusivity. Arbitration shall be the exclusive method available for resolution of claims, disputes and controversies described in Section 19.1 hereof, and the Partnership and its Partners stipulate that the provisions hereof shall be a complete defense to any suit, action, or proceeding in any court or before any administrative or arbitration tribunal with respect to any such claim, controversy or dispute. The provisions of this Section 19 shall survive the dissolution of the Partnership.

        19.5 No Alteration of Agreement. Nothing contained herein shall be deemed to give the arbitrators any authority, power or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Partnership Agreement.

     20. Miscellaneous.

        20.1 Notices. Any notice, election or other communication provided for or required by this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or by telecopy or other facsimile transmission, on the first business day after sent by overnight courier, or on the third business day after deposit in the United States Mail, certified or registered, return receipt requested, postage prepaid, properly addressed to the Partner to whom such notice is intended to be given at the address for the Partner set forth on the signature pages of this Agreement, or at such other address as such person may have previously furnished in writing to the Partnership and each Partner.

        20.2 Modifications. Except as otherwise provided in this Agreement, no change or modification of this Agreement shall be valid or binding upon the Partners, nor shall any waiver of any term or condition in the future, unless such change or modification or waiver shall be in writing and signed by all of the Partners.

         20.3 Counterparts. For the convenience of the Partners, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, and all of which taken together shall constitute one agreement.

        20.4 Construction. The titles of the Sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein.

        20.5 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. Except to the extent the Act is inconsistent with the provisions of this Agreement, the provisions of such Act shall apply to the Partnership.

        20.6 Other Instruments. The partners hereto covenant and agree that they will execute such other and further instruments and documents as, in the opinion of the General Partner, are or may become necessary or desirable to effectuate and carry out the Partnership as provided for by this Agreement.

        20.7 Legal Construction. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        20.8 Gender. Whenever the context shall so require, all words herein in any gender shall be deemed to include the masculine, feminine or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

        20.9 Prior Agreements Superseded. This Agreement supersedes any prior understandings or written or oral agreements amongst the Partners, or any of them, respecting the within subject matter and contains the entire understanding amongst the Partners with respect to thereto.

        20.10 No Third Party Beneficiary. The terms and provisions of this Agreement are for the exclusive use and benefit of General Partner and the Limited Partners and shall not inure to the benefit of any other Person.

        20.11 Representations. Each Limited Partner represents, warrants and agrees that: (i) it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances;
(ii) it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Partnership in what it understands to be highly speculative and illiquid investment; (iii) it is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"); (iv) it understands that the offering and sale of the Partnership Interests are intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof; (v) it understands that a transfer of its Partnership Interest is restricted under the terms of this Agreement; and (vi) it understands that it may not sell or otherwise transfer its Partnership Interest without registration under the Securities Act or applicable state securities laws or an exemption therefrom.

        20.12 Waiver. No consent or waiver, express or implied, by any Partner to or of any breach or default by any other Partner in the performance by such other Partner of its obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other Partner of the same or any other obligations of such Partner hereunder. Failure on the part of any Partner to complain of any act or failure to act on the part of any other Partner or to declare any other Partner in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder.

        20.13 Time of Essence. Time is hereby expressly made of the essence with respect to the performance by the parties of their respective obligations under this Agreement.

        IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written by the General Partner and the Limited Partners.

                                            GENERAL PARTNER:

                                            GLIMCHER PROPERTIES CORPORATION

                                            By: /s/ FRED A. ZANTELLO
                                               -------------------------------
                                               Title: Executive Vice President


                                            Limited Partners:

                                            GLIMCHER REALTY TRUST, a Maryland
                                            Real Estate Investment Trust

                                            By:/s/ FRED A. ZANTELLO
                                               -------------------------------
                                               Title: Executive Vice President



                                            (See Counterpart Execution Pages)

                                 ACKNOWLEDGEMENT



STATE OF NEW YORK  )
                   :  ss.:
COUNTY OF NEW YORK )


        On the 30th day of November, 1993, before me personally appeared Fred A. Zantello, to me personally known, who, being by me duly sworn, did say that he resides at 2498 Sherwood Road, Columbus, Ohio 43209; that he is Executive Vice President of GLIMCHER PROPERTIES CORPORATION, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to such instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                                                     /s/ SUSAN CHUN
                                                     -------------------------
                                                     Notary Public


STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )


                  On the 30th day of November, 1993, before me personally came Fred A. Zantello, to me known to be the individual described in and who executed the foregoing Agreement of Limited Partnership as Trustee of Glimcher Realty Trust and acknowledged to me that he executed the same.

                                                     /s/ SUSAN CHUN
                                                     -------------------------
                                                     Notary Public

                          COUNTERPART EXECUTION PAGE OF
                     Limited Partner TO LIMITED PARTNERSHIP
                                  AGREEMENT OF
                     GLIMCHER PROPERTIES LIMITED PARTNERSHIP


        The undersigned, by executing this page, agrees to all of the terms, provisions and conditions of the Limited Partnership Agreement of Glimcher Properties Limited Partnership dated as of _____________, 199_, and agrees to be bound thereby.


                                            ------------------------------
                                                       Signature


                                            Name:
                                                 ------------------------
                                            Address:
                                                    ---------------------

                                                    ----------------------

                                            Dated:                 , 199
                                                   ----------------     --



[FOR INDIVIDUAL, PARTNERSHIP OR TRUST]


STATE OF                 )
                         : ss.:
COUNTY OF                )

     On this ____________ day of ______________ , 199_, before me personally appeared ______________ , to me known and known to me to be the person described in, and who executed the foregoing instrument and acknowledged to me he/she executed the same.


                                            ------------------------------
                                                   Notary Public

[FOR CORPORATION]

STATE OF                 )
                         : ss.:
COUNTY OF                )

     On this _____________ day of _________________ , 199__, before me personally appeared ____________ , to me personally known, who, being by me duly sworn, did say that he resides at _____________ ; that he is the of __________ ____________________ , _______________________ the corporation described in the seal of said corporation; that the seal affixed to such instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

                                    EXHIBIT A


                                                           Cash         Gross Asset        Value
                                 OP        Capital        Capital       of Non-Cash        Capital
General Partner:         % Interest         Units       Contribution    Contributions    Contributions
Glimcher Properties           1%
  Corporation

Limited Partners:

Glimcher Realty Trust
Herbert Glimcher
David J. Glimcher
Fred Zantello

                                    EXHIBIT B

                               EXCLUDED INTERESTS

Location                         County                       Owner                                                Acreage
--------                         ------                       -----                                                -------
Heath, Ohio                      Licking       Indian Mound Associates Limited Partnership                       10.29 Acres

Heath, Ohio                      Licking       The Glimcher Company                                              15.26 Acres

Gallipolis, Ohio                 Gallia        Ohio River Plaza Associates Limited Partnership                    2.20 Acres

Washington Court House, Ohio     Fayette       Washington Court House Limited Partnership                        11.62 Acres

Orange Township, Ohio            Delaware      The Glimcher Company                                             140.57 Acres

Lancaster, Ohio                  Fairfield     River Valley Associates Limited Partnership                       67.68 Acres

Orange Township, Ohio            Delaware      T G Associates Limited Partnership                                36.57 Acres

Winona, Minnesota                              Winona Associates Limited Partnership                             12.70 Acres

Grove City, Ohio                 Franklin      Stringtown Associates Limited Partnership                          5.70 Acres

Minot, North Dakota                            The Glimcher Company                                               1.10 Acres

Scioto County, Ohio              Scioto        The Glimcher Company                                              27.00 Acres

Beavercreek, Ohio                Greene        Fairfield Commons Limited Partnership                              8.30 Acres
                                                                                                                  5.40 Acres
                                                                                                                 15.50 Acres
                                               Beavercreek Partnership                                            5.60 Acres
                                                                                                              5,0000 Sq. Ft.

Jersey City, New Jersey                        Newport Associates
                                               Development Company
                                               Glimcher Partnership

Location                         County                       Owner                                                Acreage
--------                         ------                       -----                                                -------
Fostoria, Ohio                   Seneca        Herbert Glimcher                                                   6.60 Acres
Findlay, Ohio                    Hancock       Herbert Glimcher &                                                 2.10 Acres
                                               James Koehler
Sierra Vista, Arizona                          Sierra Vista Mall Associates Limited Partnership                   3.30 Acres
Bucyrus, Ohio                    Crawford      Herbert Glimcher                                                   3.68 Acres
Mansfield, Ohio                  Richland      Gerald Swedlow, Trustee                                            6.50 Acres
Columbus, Ohio                   Franklin      Continental Downtown                                          three buildings
                                               Properties -
                                               Herbert Glimcher
Bridgeport, W. Va.                             Meadowbrook Mall Company - Glimcher Meadowbrook Company      Meadowbrook Mall
Pewaukee, Wis                    Waukesha      Pewaukee Mall Developers Limited Partnership
                                               Pewaukee Strip Developers Limited Partnership                        70 Acres

                                                                                                                    20 Acres
Stratford, New Jersey
Welsch, West Virginia


OPTION CONTRACTS:

   Location                      Seller                                            Buyer
-------------            --------------------                                   ------------
Allentown, PA       Phillip I. Berman, Kathryn A. Stephanoff,                  David J. Glimcher Company
                    Carl J.W. Hessinger, Dexter F. Baker and
                    Richard K. White, as trustee

Columbus, OH        Richard J. Lieb and Major Builders Service, Inc.           Brice Road, Inc., assigned to The Glimcher Company

Lancaster, OH       Catholic Diocese of Columbus                               The Glimcher Company

Rome, NY            Conrad Zurich                                              David J. Glimcher Company

Morgantown, WV      Lynch, et. al.                                             Morgantown Mall Associates Limited Partnership

Springfield, OH     Harold C. Gross and Phyllis Gross                          Glimcher - Springfield, Inc.

MISCELLANEOUS ENTITIES:

1.  Damons Ribs
2.  Rugby's
3.  Jean Scene
4.  B & V Candies
5.  Dunkin Jewelers
6.  It's Nooz

                                    EXHIBIT C

                         Representations and Warranties

     Each of the Primary Limited Partners, jointly and severally, represents and warrants to the Partnership, except as set forth in the Disclosure Schedule attached as Exhibit D, as follows:

          (a) Authority. The Primary Limited Partners have the requisite authority to enter into and perform this Agreement.

          (b) Due Authorization; Binding Agreement. The execution, delivery and performance of this Agreement by the Primary Limited Partners have been duly and validly authorized by all necessary action of the Primary Limited Partners. This Agreement has been duly executed and delivered by the Primary Limited Partners, or an authorized representative of the Primary Limited Partners, and constitutes a legal, valid and binding obligation of the Primary Limited Partners, enforceable against the Primary Limited Partners in accordance with the terms hereof, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by principles of equity.

          (c) Consents and Approvals. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other person is required to be made, obtained or given by the Primary Limited Partners in connection with the execution, delivery and performance of this Agreement.

          (d) No Violation. None of the execution, delivery or performance of this Agreement by the Primary Limited Partners does or will, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or condition of (A) the organizational or any Significant Agreement (as defined below) or other agreement to which the Primary Limited Partners are a party or by which they are bound, or (B) any terms or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to the Primary Limited Partners or any material agreement to which the Primary Limited Partners are a party or by which they are bound or to their assets or properties or (ii) result in the creation of any Lien or other encumbrance upon the properties contributed by the Primary Limited Partners to the Partnership or the assets or properties of the Primary Limited Partners.

          (e) Compliance with Laws. Each of the Properties is in compliance with all laws applicable to the conduct of the business being conducted on it and has all licenses and permits required for the conduct thereof, except where the failure to so comply or have licenses or permits could not or would not have a material adverse effect on such Property. To the best of the Primary Limited Partners' knowledge, such licenses and permits are in full force and effect, such Primary Limited Partners have not taken any action that would (or failed to take any action the omission of which would) result in the revocation of such licenses or permits and such Primary Limited Partners have not received any notice of violation from any federal, state or municipal entity or notice of an intention by any such government entity to revoke any certificate of occupancy or other certificate, license or permit issued by it in connection with the use of any of such Property, that in each case has not been cured or otherwise resolved to the satisfaction of such government entity, except where such failure or such action could not or would not have a material adverse effect on any Property.

          (f) Ownership of the Partnership Interests. With respect to contributions of partnership interests to the Partnership by the Primary Limited Partners, the Primary Limited Partners are the sole owners of such partnership interests and have good, valid and marketable title to such partnership interests, free and clear of all Liens. Such partnership interests have been issued in compliance with the applicable partnership agreements (as then in effect). Except as described in the Registration Statement, there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or to otherwise acquire any securities or obligations of any kind convertible into any partnership interest or other equity interests or profit participation of any kind in, such partnerships.

          (g) Environmental Matters. Except as set forth in the environmental studies performed or used in connection with the transfer of the Properties to the Partnership and set forth on the Disclosure Schedule (the "Environmental Reports"), the Primary Limited Partners have no knowledge of any Hazardous Material improperly maintained or disposed of on, under or at the Properties or any part thereof. To the best of the Limited Partners' knowledge, except as set forth in the Environmental Reports: (i) the Properties are in compliance, and have heretofore complied, with all Environmental Laws, (ii) none of the Properties nor their previous owners have received any written notice from any governmental unit or other person that it, or its current or former operations are not or have not been in compliance with the Environmental Laws or that it has any material liability with respect thereto, (iii) there are no administrative, regulatory or judicial proceedings pending or threatened against the Properties nor their previous owners alleging any material violation of, or material liability under any Environmental Laws, (iv) none of the Properties has been used for storage or disposal of Hazardous Materials which is governed by any Environmental Laws, and (v) there are no underground storage tanks located on, under or about the Properties which are subject to the notification requirements under Section 9002 of the Solid Waste Disposal Act, as now or hereafter amended (42 U.S.C. Sections 6991, 6991a) and there is no facility located on or at such Property that is subject to the reporting requirements of Section 312 of the Federal Emergency Planning and Community Right to Know Act of 1986 and the federal regulations promulgated thereunder (42 U.S.C. Section 11022).

          (h) Ownership of the Existing Projects. The Properties are being transferred to the Trust, the Partnership or a Subsidiary Partnership, as the case may be, with good, valid and marketable title, free and clear of all Liens other than the Permitted Exceptions. For purposes hereof, "Permitted Exceptions" shall mean with respect to real property or any interest or estate therein owned by any persons:

          (i) Liens or deposits made to secure the release of such Liens, securing taxes, the payment of which is at the time not delinquent or the payment of which is actively being contested in good faith by appropriate proceedings diligently pursued and for which appropriate reserves or escrow shall have been established or an adjustment to the purchase price for the Property has been made;

          (ii) attachments, judgments and other similar Liens arising in connection with court or administrative proceedings, provided, that the execution or other enforcement of such Liens is effectively stayed or secured and the claims secured by such Liens are actively being contested in good faith by appropriate proceedings diligently pursued and for which appropriate reserves or escrow shall have been established or adjustment to the purchase price for the Property has been made;

          (iii) zoning laws and ordinances; provided that the Property is not in material violation thereof and that such laws and ordinances do not require the demolition, vacation or cessation of the use for retail purposes of any portion of the improvements material to such Property or require the discontinuance of the use of all or any material portion of such Property as a shopping center;

          (iv) any laws, ordinances, deeds of trust, mortgages, Liens, easements, rights of way, restrictions, exemptions, reservations, conditions, limitations, covenants, adverse rights or interests described as exceptions on Schedule B (or any other applicable Schedule) of the title insurance policies relating to the Properties which are being issued pursuant to the commitments dated the date hereof; provided that the Property is not in material violation thereof and the same do not require the demolition, vacation or cessation of the use for retail purposes of any portion of the improvements material to such Property or require the discontinuance of the use of all or any material portion of such Property as a shopping center;

          (v) any other easements, rights of way, restrictions, exceptions, reservations, conditions, limitations, covenants, adverse rights or interests, licenses, minor irregularities in title and other similar encumbrances which do not in the aggregate materially (A) impair the use of such properties in the operation of the business of the Partnership or the Trust or (B) detract from the value of such properties for the purpose of such business;

          (vi) any law or governmental regulation or other right of any governmental unit, which (Y) requires the person to maintain certain facilities or perform certain acts as a condition of its occupancy or use of its assets and properties or (Z) condemns, appropriates or recaptures the person's assets or property; and

          (vii) Liens imposed by laws, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves or escrows shall have been established or adjustment to the purchase price for the Property has been made.

          (i) Tenant Leases. Among other things, the Disclosure Schedule sets forth each of the leases currently in effect with respect to the Properties, as the same have been amended or modified to the date hereof; provided, however, that as to the Acquisition Properties such representation is being made as to the best of the Primary Limited Partners' knowledge. The parties hereto acknowledge that the Disclosure Schedule does not list, and the Primary Limited Partners make no representation with respect to, subleases, concessions, or license agreements which may have been entered into by tenants or subtenants or license or concession agreements which have terms not in excess of 60 days; provided that, in the case of a sublease or assignment, the Primary Limited Partners represent that the tenant listed in the rent rolls described in Subparagraph (t) below remains liable for the performance of the Lease.

          (j) Absence of Undisclosed Liabilities and Contractual Obligations. Except for liabilities arising in the ordinary course of business since the date of the most recent financial statements relating to the Properties appearing in the Registration Statement and for those matters specifically and adequately accrued or reserved in the financial statements, the Properties have no liabilities of any nature, whether matured or unmatured, fixed or contingent, regardless of whether the disclosure thereof would otherwise be required by GAAP, under circumstances whereby any such liabilities would following the date hereof remain with such Property and which would have, individually or in the aggregate, a material adverse effect upon the Properties taken as a whole. To the best of the Primary Limited Partners' knowledge, there are no Significant Agreements relating to the Properties other than as set forth in the Disclosure Schedule. For purposes hereof, "Significant Agreement" means and includes any of the following, in each such case as amended and currently in effect, inclusive of any waivers relating thereto:

               (i) all agreements, instruments and documents evidencing, securing, or pertaining to the contractual obligations of a person that involve annual payments or receipts in excess of $100,000 and are not terminable on 90 days or less notice;

               (ii) all leases affecting the Properties (including capital leases), contracts, agreements or commitments (whether written or oral) that are not terminable without penalty on not more than 90 days' notice and that involve annual gross payments or receipts in excess of $100,000;

               (iii) all ground leases affecting the Properties; and

               (iv) all reciprocal easement agreements affecting the Properties.

          (k) Significant Agreements; Binding Agreements. Each of the Significant Agreements is valid and binding and in full force and effect, enforceable against the parties thereto in accordance with its terms; provided, however, that as to the Acquisition Properties this representation is being made to the best of the Primary Limited Partners' knowledge.

          (l) Litigation. There are no claims, actions, suits, proceedings or investigations pending, or, to the Primary Limited Partners' knowledge, threatened before any court, governmental unit or any arbitrator with respect to the Properties which would have a material adverse effect on the Partnership subsequent to the transfer of the Properties or partnership interests, as the case may be, to the Trust, the Partnership or its Subsidiary Partnerships.

          (m) Transfer Taxes. There are no transfer taxes payable, accruing or otherwise arising out of the transfer of the Properties to the Trust, or to the Partnership or to a Subsidiary Partnership which shall not have been paid, set aside or otherwise reserved for prior to date of acquisition of the Properties and which could become obligations of the Trust, the Partnership or any Subsidiary Partnership.

          (n) Property Improvements. The improvements at the Properties owned by the owners thereof are in good condition and repair and have not suffered any material casualty or, to the best of the Primary Limited Partners' knowledge, other material damage which has not been repaired in all material respects; provided, however, that as to the Acquisition Properties this representation is being made to the best of the Primary Limited Partners' knowledge. To the best of such Primary Limited Partners' knowledge, there is no material latent or patent structural, mechanical or other significant defect or deficiency in the improvements, other than as disclosed in the structural reports prepared or used in connection with the transfer of the Properties to the Partnership or a Subsidiary Partnership and set forth on the Disclosure Schedule.

          (o) Property Equipment. To the best of the Primary Limited Partners' knowledge, the equipment located at the Properties and other equipment which is owned by or available to the Trust, the Partnership or the Subsidiary Partnerships is sufficient to permit the full operation of the improvements for their intended purpose.

          (p) Condemnation Proceedings. No proceedings have been commenced, or, to the best of the Primary Limited Partners' knowledge, threatened, by an authority having the power of eminent domain to condemn any part of the Properties or any improvements thereon or, to the best of the Primary Limited Partners' knowledge, any property owned by a party to a reciprocal easement agreement affecting any Properties.

          (q) Bankruptcy and Insolvency. To the best of such Primary Limited Partners' knowledge and except as set forth in the Disclosure Schedule, none of the tenants now occupying the Properties or having a current lease affecting the Properties and which base rent exceeds more than two (2%) of the aggregate annual base rents of all of the Properties is the subject of any bankruptcy, reorganization, insolvency or similar proceedings.

          (r) Insurance. The Disclosure Schedule sets forth an accurate and complete list of the insurance policies relating to the Properties or any part thereof and naming the Partnership or Subsidiary Partnership as an insured; all such policies are in full force and effect and all premiums thereunder have been paid to the extent due; and no notice of cancellation has been received with respect thereto and, to the best knowledge of such Primary Limited Partners, none is threatened.

          (s) Full Disclosure. Neither (i) the Registration Statement nor (ii) any representation or warranty by the Primary Limited Partners herein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or in the Registration Statement, in light of the circumstances under which they were made, not misleading.

          (t) Rent Roll. The rent roll for the Properties attached as an exhibit to the contribution or purchase agreement for each of the Properties between the Partnership or a Subsidiary Partnership and the owner thereof, is true, correct and complete and there are no tenant cancellation rights, renewal or extension options or rent abatements or tenant concessions other than those summarized on such rent roll, except in each case to the extent any inaccuracies would not, individually or in the aggregate, have a material adverse effect on the value of any Property.

          (u) Foreign Persons. The Primary Limited Partner is neither a "foreign person" within the meaning of Section 1445(f) of the Code nor a "foreign partner" within the meaning of Section 1446 of the Code.

          (v) Interests in Tenants. The Primary Limited Partners do not own, directly or indirectly, (i) 4.9% or more of the total combined voting power of all classes of stock entitled to vote, or 4.9% or more of the total number of shares of all classes of stock, of any corporation that is a tenant of the properties or (ii) an interest of 4.9% or more in the assets or net profits of any tenant of the Properties.

          (w) Defaults under Easements and Leases. To the best of the Primary Limited Partners' knowledge, no condition exists which, with the giving of notice or the passage of time, or both, would permit any party to cancel its obligations under any reciprocal easement agreement or lease to which any Property owner is a party or to be relieved of its operating covenants thereunder.

          (x) Anchor Leases. The Primary Limited Partners have received no written notice or, to the best of the Primary Limited Partners' knowledge, any other notice, whether or not in writing, that any anchor tenant operating a store at a Property as of the date hereof intends either to cease such operation (other than temporarily due to casualty, remodeling, renovation or any similar cause) or to cease operating under the name under which it was operating as of this date hereof.

          (y) Tenant and Easement Improvements. To the best of the Primary Limited Partners' knowledge, all alterations, improvements or other work required to have been completed for the Properties under any reciprocal easement agreements and leases to which owners of the Properties are party, including, without limitation, all alterations, improvements and other work required to prepare space for the initial occupancy of each tenant under a lease, has heretofore been completed and paid for in full.

          (z) Utilities and Facilities. The Properties are independent units which do not now rely on any facilities (other than facilities covered by Permitted Exceptions including, without limitation, any reciprocal easement agreements or facilities of municipalities or public utility and water companies and other than parking areas which the Property makes use of under any reciprocal easements agreements) located on any property not included in the Properties to fulfill any municipal or governmental requirement or for the furnishing to the Properties of any essential building systems or utilities.

          (aa) No Violation of Covenants and Easements. The Primary Limited Partners have not received or been informed in writing of the receipt of any written notice which is still in effect that there is, and, to the best of the Primary Limited Partners' knowledge, there does not exist, any violation of a condition or agreement contained in any easement, restrictive covenant or any similar instrument or agreement affecting the Properties, or any portion thereof.

          (bb) No Violatin of Radius Restrictions. To the best of the Primary Limited Partners' knowledge (but without having made any special investigation), the Properties are not in violation of any radius restrictions, exclusive or similar provisions contained in any reciprocal easement agreements, tenant leases or any other agreements with the parties to any reciprocal easement agreements or leases to which owners of the Properties are party.

          For the purposes of the representations and warranties made pursuant to this Exhibit C, a statement that a fact is true to "the best of the Primary Limited Partners' knowledge" means that, after due investigation, including inquiry of the Primary Limited Partners and senior executives of entities that are Affiliates of the Primary Limited Partners and/or manager of each Property after conveyed to the Trust, the Partnership or Partnership Subsidiary, the Primary Limited Partners do not actually know that such statement is untrue.

                                    Exhibit D

                               Disclosure Schedule


All matters referred to, contained in or disclosed pursuant to the Glimcher Contribution Agreements and Partnership Interest Contribution Agreements dated as of November 19, 1993, each as amended, and the Concord Purchase Agreements dated as of November 3, 1993, each as amended, and the following documents, instruments and other materials delivered to PaineWebber Incorporated, and its affiliates, agents, accountants or attorneys in connection with the initial public offering of the Common Shares of the Trust:

          (i) Title and UCC Searches and Marked Title Commitments delivered in connection with the closing

          (ii) Surveys

          (iii) Leases, Amendments, Modifications, Lease Abstracts, Lease Summaries, Rent Rolls and Estoppel Certificates

          (iv) Environmental Inspections and Reports

          (v) Structural and Mechanical Reports

          (vi) Financial Statements

          (vii) Zoning and Building Code Compliance Letters or Notifications, certificates of occupancy, licenses and permits

          (viii) Partnership Agreements, Partnership Certificates, Loan Documents and Legal Opinions

          (ix) Project Contracts

                                    EXHIBIT E

                          Terms of Rights of Redemption

          The Rights of Redemption granted pursuant to Section 17.1 hereof shall be subject to the following terms and conditions:

          1. Definitions. The following terms and phrases shall, for purposes of this Exhibit E and the Agreement, have the meanings set forth below:

          "Beneficially Own" shall mean the ownership of Common Shares by a Person who would be treated as an owner of such Common Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code.

          "Election Notice" shall mean the written notice to be given by the Partnership to the Exercising Partners in response to the receipt by the Partnership of an Exercise Notice from such Exercising Partners, the form of which Election Notice is attached hereto as Schedule 1.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

          "Exercise Notice" shall have the meaning set forth in Paragraph 2 hereof.

          "Exercising Partners" shall have the meaning set forth in Paragraph 2 hereof.

          "Offered Interests" shall mean the Partnership Interests of the Exercising Partners identified in an Exercise Notice which, pursuant to the exercise of Rights of Redemption, will be acquired by the Partnership under the terms hereof.

          "Redemption" shall have the meaning set forth in Paragraph 2 hereof.

          "Registration Rights Agreement" shall mean the agreement respecting the registration rights attributable to Common Shares, if any, issued to Limited Partners in accordance with that certain Registration Rights Agreement dated the date hereof.

          "Rights of Redemption" shall have the meaning set forth in Paragraph 2 hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor statute.

          Capitalized terms used, but not defined, in this Exhibit E, shall be used as defined in the Agreement.

          2. Delivery of Exercise Notices. Any one or more Limited Partners other than the Trust ("Exercising Partners") may, subject to the limitations set forth herein, deliver to the General Partner written notice (the "Exercise Notice") pursuant to which such Exercising Partners elect to cause to Partnership to redeem (the "Redemption") all or any portion of their Partnership Interests, subject to the limitations contained in Paragraph 3 below (the "Rights of Redemption").

          3. Limitations on Delivery of Exercise Notices. The ability of Limited Partners to exercise Rights of Redemption shall be restricted as follows:

          (a) only three (3) Exercise Notices per Limited Partner may be delivered to the General Partner during each calendar year period; provided, however, such Exercise Notice may be delivered by or on behalf of one or more Exercising Partners; and

          (b) The first Exercise Notice may not be delivered to the General Partner prior to 12 months after the date on which the Completion of the Offering occurs.

          4. Computation of Redemption Price/Form of Payment. The Redemption price ("Redemption Price") payable by the Partnership to each Exercising Partner shall be equal to the Deemed Partnership Interest Value of such Exercising Partner's Offered Interest computed as of the date on which the Exercise Notice was delivered to the General Partner (the "Computation Date"). The Redemption Price shall, in the sole and absolute discretion of the Partnership, be paid in the form of (a) cash, or cashier's or certified check, or by wire transfer of immediately available funds to the Exercising Partner's designated account or
(b) by the delivery of a number of Common Shares equal to the quotient of (x) the Redemption Price divided by (y) the Current Per Share Market Price as of the Computation Date adjusted as appropriate to account for any stock splits, stock dividends or other similar transactions between the Computation Date and the closing of the purchase and sale of Offered Interests in the manner specified in Paragraph 10(d) below or (c) any combination of cash and Common Shares (valued at such Current Per Share Market Price).

          5. Purchase by the Trust. The General Partner shall, within five (5) days after receipt by it of any Exercise Notice delivered in accordance with the requirements of Paragraph 3 hereof, deliver to the Trust a copy of such Exercise Notice. The



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



Trust shall, within ten (10) days after receipt of such Exercise Notice, notify the General Partner whether it intends to issue Common Shares to the Exercising Partners, to satisfy the Partnership's Redemption obligation, to be used to purchase all or a portion of the Offered Interests. If the Trust elects to issue Common Shares to the Exercising Partners, simultaneously with the Redemption of the remaining Offered Interests from the Exercising Partners by the Partnership, the Trust (or its designee) shall purchase such portion of the Offered Interests from the Exercising Partners in exchange for Common Shares, with such portion of the Offered Interests and the Common Shares valued as provided in Paragraph 5 hereof.

          6. Closing; Delivery of Election Notice. The closing of the Redemption of Offered Interests by the Partnership shall, unless otherwise mutually agreed, be held at the principal offices of the Partnership, on the date(s) specified below. The General Partner shall, within thirty (30) days after receipt by it of any Exercise Notice delivered in accordance with the requirements of Paragraph 3 hereof, deliver to the Exercising Partners an Election Notice, which Election Notice shall set forth the computation of the Redemption Price and shall specify the form of the Redemption Price (which the Redemption Price shall be in accordance with Paragraph 4 hereof and shall be in the form of Common Shares to the extent specified in the notice from the Trust given under Paragraph 5 hereof) to be paid by the Partnership and/or the Trust to such Exercising Partners and the date, time and location for completion of the Redemption and/or purchase of the Offered Interests, which date shall, to the extent required, in no event be more than (i) ten (10) days after delivery by the General Partner of the Election Notice for Offered Interests with respect to which the Partnership has elected to pay the Redemption Price by issuance of Common Shares of the Trust or (ii) sixty (60) days after the initial date of receipt by the Partnership of the Exercise Notice for Offered Interests with respect to which the Partnership has elected to pay the Redemption Price in cash; provided, however, that such sixty (60) day period may be extended for an additional period to the extent required for the Trust to cause additional Common Shares to be issued to provide financing to be used to acquire the Offered Interests. Notwithstanding the foregoing, the Partnership agrees to use its best efforts to cause the closing of the Redemption of Offered Interests hereunder to occur as quickly as possible.

          7. Adjustment to Redemption Price. If, with respect to the exercise of Rights of Redemption, the Partnership elects to pay all or any portion of the Redemption Price in cash and if as a result thereof the Trust elects to raise such cash through a public offering of its securities, borrowings or otherwise, either (a) the Exercising Partner may withdraw the Exercise

Notice or (b) the aggregate Redemption Price computed under Paragraph 4 above for a given calendar year shall be reduced by an amount ("Transaction Expenses") equal to the expenses incurred by the Trust in connection with such raising of funds allocable to the amounts required to pay the Redemption Price hereunder; provided, however, that notwithstanding the foregoing, the Redemption Price shall not be reduced hereunder by an amount exceeding 5% of the Redemption Price computed without regard to the adjustment for Transaction Expenses.

          8. Closing Deliveries. At the closing of the Redemption of Offered Interests, payment of the Redemption Price shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the Exercising Partner with respect to its due authority to sell all of the right, title and interest in and to such Offered Interests to or at the direction of the Partnership and with respect to the status of the Limited Partner Interest being sold, free and clear of all Liens, and (B) the Partnership with respect to due authority for the Redemption of such Offered Interests, and (ii) to the extent that any Common Shares are issued in payment of the Redemption Price or any portion thereof, (A) an opinion of counsel for the Trust, reasonably satisfactory to the Exercising Partners, to the effect that such shares of Common Stock have been duly authorized, are validly issued, fully paid and nonassessable, and (B) a share certificate or certificates evidencing the Common Shares to be issued and registered in the name of the Exercising Partner or its designee.

          9. Term of Rights of Redemption. Unless sooner terminated, the rights of the parties with respect to the Rights of Redemption shall commence as of the date hereof and lapse for all purposes and in all respects on the thirtieth (30) anniversary of the date hereof; provided, however, that the parties hereto shall continue to be bound by an Exercise Notice delivered to the General Partner prior to such anniversary.

          10. Covenants. To facilitate the Trust's and the Partnership's ability to fully perform their respective obligations hereunder, the Trust and the Partnership covenant and agree as follows:

          (a) At all times during the pendency of the Rights of Redemption, the Trust shall reserve for issuance such number of Common Shares as may be necessary to enable the Partnership to use such Common Shares issued to it in full payment of the Redemption Price in regard to all OP Units which are from time to time outstanding.

          (b) As long as the Trust shall be obligated to file periodic reports under the Exchange Act, the Trust will timely file such reports in such manner as shall enable any recipient of Common Shares issued to the Partnership hereunder in reliance upon an exemption from registration under the Securities Act to continue to be eligible to utilize Rule 144 promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation or statute thereunder, for the resale thereof.

          (c) During the pendency of the Rights of Redemption, the Limited Partner Representatives shall receive in a timely manner all reports filed by the Trust with the SEC and all other communications transmitted from time to time by the Trust to its shareholders generally.

          (d) If the Trust shall issue or sell any Common Shares or other equity securities or any instrument convertible into any equity security for a consideration less than the fair value of such Common Shares or other equity security, as determined in each case by the Board of Trustees of the Trust, in consultation with the Trust's professional advisors, or if the Trust shall declare any share distribution, share split, or the like, then the Partnership shall provide fair and equitable arrangements, to the extent necessary, to fully adjust, and to avoid any dilution in, the rights of Limited Partners under this Agreement.

          (e) Notwithstanding the Trust's determination to issue Common Shares to effect all or a portion of the Redemption, the Trust may not issue such Common Shares and the Partnership shall be required to pay the Redemption Price by cashier's check or wire transfer of immediately available funds to the extent that such issuance of Common Shares would disqualify the Trust from being characterized as a REIT.

          (f) The General Partner shall, within five days after request by a Limited Partner, provide or cause to be provided to such Limited Partner a computation of the Deemed Value of the Partnership.

          11. Limited Partners' Covenant. Each Limited Partner covenants and agrees with the Partnership that all Offered Interests tendered to the Partnership in accordance with the exercise of Rights of Redemption herein provided shall be delivered to the Partnership free and clear of all Liens and should any Liens exist or arise with respect to such Offered

Interests, the Partnership shall be under no obligation to acquire the same unless, in connection with such acquisition, the Partnership has elected to pay such portion of the Redemption Price in the form of cash consideration in circumstances where such consideration will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of such consideration and the Partnership is expressly authorized to apply such portion of the Redemption Price as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the Redemption of its Offered Interests by the Partnership (or its designee), such Limited Partner shall assume and pay such transfer tax.

                                   SCHEDULE 1




                                 ELECTION NOTICE



To:      [Exercising Partner]





          Re: Election Notice

          This notice is being given pursuant to Paragraph 6 of Exhibit E to the Limited Partnership Agreement of Glimcher Properties Limited Partnership dated as of _____________, 1994, as amended from time to time. Capitalized terms are used herein as therein defined.

          The Redemption Price for the Offered Interests is $___________. The Redemption Price will be paid in the form of [specify number of Common Shares and/or specify amount of cash].

          The Redemption Price has been computed as follows:







                                      Very truly yours,

                                      GLIMCHER PROPERTIES LIMITED
                                        PARTNERSHIP

                                      By:  GLIMCHER PROPERTIES CORPORATION
                                           General Partner



                                           By:
                                               ---------------------------
                                               Title: